                                                             Exhibit 99.1.(5)(a)


------------------------------------------------------------------------------------------------------------------------------------
                              FLEXIBLE PREMIUM
                              VARIABLE LIFE
                              INSURANCE POLICY
                              --------------------------------------------------      ----------------------------------------------
                              Variable and/or Fixed                                   Death Benefit Guarantee
                               Accumulation Values                                    ----------------------------------------------
                              --------------------------------------------------      Death Benefit Options
                              Flexible Premiums Payable to                            ----------------------------------------------
                               Age 100 of the Insured                                 Nonparticipating
                              --------------------------------------------------      ----------------------------------------------
                              Adjustable Face Amount
                              --------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
NOTICE                        Right to Return Policy

                              Read this policy carefully. If for any the              the policy void from the start and refund to
                              policy void from the start and reason you do            you all premiums paid.
                              not want it, you may refund to you all
                              premiums paid return it to us or the agent              If you return this policy later than 10 days
                              who sold it to you and ask us to cancel it.             after you receive it, the Total Surrender
                                                                                      provision of the policy will apply.
                              If you return this policy within 10 days
                              after you receive it, we will consider
------------------------------------------------------------------------------------------------------------------------------------
                              We will pay the proceeds defined in the Death           STAYS IN FORCE WILL DEPEND ON THE INVESTMENT
                              Benefits portion of the Summary of Benefits             PERFORMANCE OF THE VARIABLE ACCOUNT, INTEREST
                              on page 3, if we receive written proof that             CREDITED TO THE NET PREMIUMS ALLOCATED TO THE
                              the Insured died while this policy was in               FIXED ACCOUNT, THE AMOUNT OF PREMIUS YOU PAY,
                              force. This policy also provides other                  AND ANY PARTIAL WITHDRAWLS, LOANS, AND
                              benefits and rights. We issue this policy in            CHARGES MADE AGAINST THIS POLICY. IF YOU KEEP
                              consideration of the application and payment            A DEATH BENEFIT GUARANTEE IN EFFECT, WE
                              of the initial premium.                                 GUARANTEE THIS POLICY WILL STAY IN FORCE
                                                                                      DURING THE DEATH BENEFIT GUARANTEE PERIOD
                              THE AMOUNT OF THE PROCEEDS PAYABLE AT THE               SHOWN ON THE POLICY DATA PAGE.
                              DEATH OF THE INSURED WILL BE AT LEAST EQUAL
                              TO THE FACE AMOUNT OF THE POLICY IF THIS                THE VARIABLE ACCUMULATION VALUE WILL INCREASE
                              POLICY IS IN FORCE AND THERE IS NO LOAN                 OR DECREASE REFLECTING THE INVESTMENT
                              AMOUNT AND NO UNPAID MONTHLY DEDUCTIONS AND             PERFORMANCE OF THE VARIABLE ACCOUNT.
                              THERE HAVE BEEN NO PARTIAL WITHDRAWLS.

                              THE PERIOD OF TIME THIS LIFE INSURANCE
------------------------------------------------------------------------------------------------------------------------------------
[RELIASTAR LOGO]              RELIASTAR LIFE INSURANCE COMPANY                        Executed at our Home Office
                              OF NEW YORK                                             ----------------------------------------------
                                                                                      James R. Gelder                   President
                              1000 Woodbury Road, Suite 102                           ----------------------------------------------
                              P.O. Box 9004                                           /s/ James R. Gelder
                              Woodbury, New York 11797                                ----------------------------------------------
                                                                                      Susan M. Bergen                   Secretary
                                                                                      ----------------------------------------------
                                                                                      /s/ Susan M. Bergen
                                                                                      ----------------------------------------------

--------------------
Page 1        86-025
--------------------

--------------------------------------------------------------------------------

INDEX                                                                    PAGE
                     Accumulation Value ..................................11
                     Age and Sex .........................................27
                     Allocation of Premiums .............................. 7
                     Amendment ...........................................29
                     Annual Statement ....................................28
                     Beneficiary .........................................21
                     Cash Surrender Value ................................18
                     Cash Value ..........................................18
                     Changes in Face Amount .............................. 6
                     Changes in Death Benefit Option ..................... 7
                     Claims ..............................................30
                     Control of Policy ...................................25
                     Conversion Right ....................................28
                     Death Benefit ....................................... 6
                     Definitions ......................................... 4
                     Death Benefit Guarantee ............................. 9
                     Fixed Accumulation Value ............................11
                     General Provisions ..................................26
                     Grace Period ........................................10
                     Incontestability ....................................27
                     Insured ............................................. 1
                     Monthly Deductions ..................................13
                     Net Premium ......................................... 7
                     Nonforfeiture Provisions ............................17
                     Ownership ...........................................25
                     Partial Withdrawal ..................................19
                     Payment of Proceeds .................................22
                     Policy Data Page .................................... A
                     Policy Loans ........................................20
                     Premiums ............................................ 7
                     Right to Return Policy .............................. 1
                     Reinstatement .......................................10
                     Settlement Options ..................................22
                     Suicide .............................................27
                     Summary of Benefits ................................. 3
                     Termination .........................................27
                     Transfers ...........................................15
                     Variable Accumulation Value .........................11
                     Voting of Mutual Fund Shares ........................26

                     Additional benefits and restrictions, if any, are listed on the Policy Data Page.
--------------------------------------------------------------------------------



----------------
Page 2      5770
----------------

POLICY DATA PAGE                                                 DATE PRINTED
POLICY NUMBER: S9-999-999                                        JANUARY 1, 2000


----------------------------------------------------------------------------------------------------------------------
POLICY INFORMATION            OWNER                                             John Doe
                              POLICY DATE                                       January 1, 2000
                              ISSUE DATE                                        January 1, 2000
                              EFFECTIVE DATE                                    January 1, 2000
                              INSURED                                           James Doe
                                SEX, ISSUE AGE                                  Male, 40
                                RATE CLASS                                      Preferred No Tobacco
                              RATE CLASS RATING FACTOR                          100%
                              EXTRA COST OF INSURANCE RATE 1                    $00.00 per $1000 for 0 years
                              EXTRA COST OF INSURANCE RATE 2                    $00.00 per $1000 for 0 years
----------------------------------------------------------------------------------------------------------------------
DEATH BENEFITS                INITIAL FACE AMOUNT                               $100,000
                              CURRENT FACE AMOUNT                               $100,000
                              MINIMUM FACE AMOUNT                               $100,000
                              DEATH BENEFIT OPTION                              Level Amount Option
                              CORRIDOR PERCENTAGE TABLE

                                              Attained Age              Corridor Percent
                                              ------------              ----------------
                                                  0-40                        250%
                                                   45                         215
                                                   50                         185
                                                   55                         150
                                                   60                         130
                                                   65                         120
                                                   70                         115
                                                  75-90                       105
                                                   95+                        100
                                            Percentages grade uniformly between ages shown.
----------------------------------------------------------------------------------------------------------------------
PREMIUMS                      INITIAL PREMIUM                                   $1,462.00
                              PLANNED PERIODIC PREMIUM
                               AMOUNT                                           $1,462.00
                               FREQUENCY                                        Annual
                              BASIC DEATH BENEFIT
                               GUARANTEE PERIOD                                 5 Years
                              BASIC
                               MINIMUM MONTHLY PREMIUM                          $68.00
                              EXTENDED DEATH BENEFIT
                               GUARANTEE PERIOD                                 20 Years
                              EXTENDED
                               MINIMUM MONTHLY PREMIUM                          $121.83
----------------------------------------------------------------------------------------------------------------------

Form Numbers 86-025 - 86-041



                                                                               A

POLICY DATA PAGE                                                 DATE PRINTED
POLICY NUMBER: S9-999-999                                        JANUARY 1, 2000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NONFORFEITURE ITEMS           MORTALITY TABLE                                   1980 Commissioner's Standard
                                                                                Ordinary Mortality Table for
                                                                                Nonsmokers, Age Nearest Birthday
                              INTEREST RATE                                     4.00%
                              MAXIMUM PARTIAL                                   0% in policy year 1;
                              WITHDRAWAL PERCENT                                20% per policy year in policy years
                                                                                2-10;
                                                                                100% thereafter
----------------------------------------------------------------------------------------------------------------------
SETTLEMENT OPTION ITEMS       MORTALITY TABLE                                   Annuity 2000 Table with
                                                                                Projection Scale G
                              INTEREST RATE                                     2.00%
                              ----------------------------------------------------------------------------------------

                                                  OPTION 3 TABLE
                                                                               MONTHLY PAYMENTS
                                                                                   PER $1000
                                         NUMBER OF YEARS                          OF PROCEEDS
                              -------------------------------------- ------------------------------------------------
                                                5                                   $17.49
                                               10                                    $9.18
                                               15                                    $6.42
                                               20                                    $5.04
                                               25                                    $4.22
----------------------------------------------------------------------------------------------------------------------

                                    PREMIUM ALLOCATION
Fixed Account                                            xx%         Neuberger&Berman Limited
Alger American Growth Portfolio                          xx%           Maturity Bond Portfolio                    xx%
Alger American MidCap Growth Portfolio                   xx%         Neuberger&Berman Partners
Alger American Small Capitalization                                    Portfolio                                  xx%
   Portfolio                                             xx%         Northstar Growth Fund                        xx%
Fidelity Contrafund Portfolio                            xx%         Northstar High Yield Bond Fund               xx%
Fidelity Equity-Income Portfolio                         xx%         Northstar Income and Growth Fund             xx%
Fidelity Growth Portfolio                                xx%         Northstar International Value Fund           xx%
Fidelity High Income Portfolio                           xx%         Northstar Multi-Sector Bond Fund             xx%
Fidelity Index 500 Portfolio                             xx%         OCC Equity Portfolio                         xx%
Fidelity Investment Grade Bond Portfolio                 xx%         OCC Global Equity Portfolio                  xx%
Fidelity Money Market Portfolio                          xx%         OCC Managed Portfolio                        xx%
Janus Aggressive Growth Portfolio                        xx%         OCC Small Cap Portfolio                      xx%
Janus International Growth Portfolio                     xx%         Putnam VT Diversified Income
                                                                       Fund                                       xx%
Janus Worldwide Growth Portfolio                         xx%         Putnam VT Growth & Income Fund               xx%
                                                                     Putnam VT Voyager Fund                       xx%

    INITIAL PREMIUM SUB-ACCOUNT:            Fidelity Money Market Portfolio (FMM)
    INITIAL PREMIUM TRANSFER DATE           January 21, 2000
----------------------------------------------------------------------------------------------------------------------
FIXED ACCOUNT INTEREST        MINIMUM ANNUAL INTEREST RATE            4.00%
RATES                         MINIMUM MONTHLY INTEREST RATE           0.3274%
                              LOAN INTEREST RATE                      5.66% payable in advance
                              PREFERRED LOAN INTEREST RATE            3.85% payable in advance


                                                                               B

POLICY DATA PAGE                                                 DATE PRINTED
POLICY NUMBER: S9-999-999                                        JANUARY 1, 2000

----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS AND                PREMIUM EXPENSE CHARGE
CHARGES                         PERCENT PREMIUM RATE                            5.00% Years 1-10
                                                                                4.00% Years 11+
                              MONTHLY EXPENSE CHARGE
                                MAXIMUM MONTHLY
                                  ADMINISTRATIVE CHARGE                         $10.00 per month
                              MONTHLY AMOUNT CHARGE RATE                        $0.2389 per $1,000
                              MONTHLY AMOUNT CHARGE TERM                        10 years
                              MAXIMUM VARIABLE
                              ACCUMULATION VALUE
                              CHARGE RATE                                       0.40%
                              SERVICE CHARGES
                                MAXIMUM PER TRANSFER                                 $25.00
                                MAXIMUM PER PARTIAL WITHDRAWAL                       $25.00
                                MAXIMUM PER ADDITIONAL STATEMENT                     $50.00
                                MAXIMUM PER PROJECTION REPORT                        $50.00
----------------------------------------------------------------------------------------------------------------------
                              TABLE OF SURRENDER CHARGES
                              0         $781.00
                              1         $702.90       6         $312.40
                              2         $624.80       7         $234.30
                              3         $546.70       8         $156.20
                              4         $468.60       9          $78.10
                              5         $390.50      10           $0.00


                              Surrender Charges grade uniformly by policy month between the consecutive years shown above. The Surrender Charge will not be more than the total of premiums paid.

IMPORTANT NOTICE: IT IS POSSIBLE THAT COVERAGE WILL EXPIRE WHERE EITHER NO PREMIUMS ARE PAID FOLLOWING THE INITIAL PREMIUM, OR SUBSEQUENT PREMIUMS ARE INSUFFICIENT TO CONTINUE COVERAGE. THE PERIOD FOR WHICH THE POLICY AND COVERAGE WILL CONTINUE IN FORCE WILL DEPEND ON: (1) THE AMOUNT, TIMING, AND FREQUENCY OF PREMIUM PAYMENTS; (2) CHANGES IN THE FACE AMOUNT AND THE DEATH BENEFIT OPTION;
(3) CHANGE IN INTEREST RATES CREDITED TO THE FIXED ACCOUNT AND IN THE INVESTMENT PERFORMANCE OF THE SUB-ACCOUNTS; (4) CHANGES IN THE MONTHLY COST OF INSURANCE DEDUCTIONS FROM THE ACCUMULATION VALUE OF THIS POLICY AND ANY BENEFITS PROVIDED BY RIDERS TO THIS POLICY; AND (5) LOAN AND PARTIAL WITHDRAWAL ACTIVITY.

ADDITIONAL AMOUNTS ARE NOT GUARANTEED AND WE HAVE THE RIGHT TO CHANGE THE AMOUNT OF INTEREST CREDITED TO THE POLICY AND THE AMOUNT OF COST OF INSURANCE OR OTHER EXPENSE CHARGES DEDUCTED UNDER THE POLICY WHICH MAY REQUIRE MORE PREMIUM TO BE PAID THAN WAS ILLUSTRATED OR THE CASH VALUES MAY BE LESS THAN THOSE ILLUSTRATED.



                                                                               C

POLICY DATA PAGE                                                 DATE PRINTED
POLICY NUMBER: S9-999-999                                        JANUARY 1, 2000

----------------------------------------------------------------------------------------------------------------------
ADDITIONAL BENEFITS           The cost of the Rider Benefits increases the
                              Monthly Deduction of the Policy
                              ----------------------------------------------------------------------------------------
                              TERM RIDER (TR)
                              ISSUE AGE AND SEX                                 40 Male
                              TR RATE CLASS                                     Preferred No Tobacco
                              TR RATE CLASS RATING FACTOR                       100%
                              EXTRA TR COST OF INSURANCE                        $00.00 per $1000 for 0 years
                               RATE
                              TR FACE AMOUNT                                    $100,000
                              TR MONTHLY AMOUNT CHARGE                          $0.0735
                               RATE
                              TR MONTHLY AMOUNT CHARGE                          10 Years
                               TERM
                              RIDER EFFECTIVE DATE                              January 1, 2000
                              RIDER EXPIRY DATE                                 January 1, 2040
----------------------------------------------------------------------------------------------------------------------



                                                                               D

------------------------------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE              TABLE OF MONTHLY GUARANTEED COST
                              OF INSURANCE RATES PER $1,000
                              MALE - NONSMOKERS
                              ------------------------------------------------------------------------------------------------------
                               ATTAINED                            ATTAINED                              ATTAINED
                                 AGE             RATE                 AGE               RATE                AGE            RATE
                              ------------------------             ---------------------------           ---------------------------
                                  0             .34900                35                .14094             70              2.93268
                                  1             .08921                36                .14762             71              3.30181
                                  2             .08254                37                .15680             72              3.61779
                                  3             .08170                38                .16682             73              4.04199
                                  4             .07920                39                .17851             74              4.52073

                              ------------------------             ---------------------------           ---------------------------

                                  5             .07503                40                .19103             75              5.03724
                                  6             .07169                41                .20607             76              5.59039
                                  7             .06669                42                .22110             77              6.17549
                                  8             .06336                43                .23865             78              6.78686
                                  9             .06169                44                .25619             79              7.44038

                              ------------------------             ---------------------------           ---------------------------

                                 10             .06085                45                .27709             80              8.16249
                                 11             .06419                46                .29966             81              8.97320
                                 12             .07086                47                .32391             82              9.89813
                                 13             .08254                48                .34984             83             10.95204
                                 14             .09588                49                .37912             84             12.11846

                              ------------------------             ---------------------------           ---------------------------

                                 15             .10756                50                .41009             85             13.37460
                                 16             .11924                51                .44963             86             14.69860
                                 17             .12842                52                .48965             87             16.08129
                                 18             .13343                53                .53742             88             17.49682
                                 19             .13844                54                .59276             89             18.96601

                              ------------------------             ---------------------------           ---------------------------

                                 20             .14011                55                .65401             90             20.51212
                                 21             .13927                56                .72203             91             22.16549
                                 22             .13677                57                .79429             92             23.98724
                                 23             .13427                58                .87251             93             26.06643
                                 24             .13093                59                .96090             94             28.78427

                              ------------------------             ---------------------------           ---------------------------

                                 25             .12675                60               1.05949             95             32.81758
                                 26             .12342                61               1.16916             96             39.64294
                                 27             .12175                62               1.29417             97             53.06605
                                 28             .12008                63               1.43714             98             83.33333
                                 29             .12008                64               1.59899             99             83.33333

                              ------------------------             ---------------------------           ---------------------------

                                 30             .12008                65               1.77812
                                 31             .12258                66               1.97123
                                 32             .12509                67               2.18097
                                 33             .12926                68               2.40660
                                 34             .13427                69               2.65338
                              ------------------------             ---------------------------



---------------
    86-046
---------------

------------------------------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE              TABLE OF MONTHLY GUARANTEED COST
                              OF INSURANCE RATES PER $1,000
                              MALE - SMOKERS
                              ------------------------------------------------------------------------------------------------------
                               ATTAINED                            ATTAINED                              ATTAINED
                                 AGE             RATE                 AGE               RATE                AGE            RATE
                              ------------------------             ---------------------------           ---------------------------
                                 15             .13760                45                .52401             75              7.26414
                                 16             .15597                46                .57096             76              7.92842
                                 17             .17099                47                .62212             77              8.60587
                                 18             .18018                48                .67584             78              9.28569
                                 19             .18853                49                .73631             79              9.98835

                              ------------------------             ---------------------------           ---------------------------

                                 20             .19270                50                .80018             80             10.74534
                                 21             .19437                51                .87419             81             11.57692
                                 22             .19187                52                .95668             82             12.50906
                                 23             .18853                53               1.05105             83             13.55162
                                 24             .18435                54               1.15734             84             14.66820

                              ------------------------             ---------------------------           ---------------------------

                                 25             .17851                55               1.27051             85             15.82369
                                 26             .17350                56               1.39312             86             16.98122
                                 27             .17183                57               1.52015             87             18.12337
                                 28             .17016                58               1.65583             88             19.38671
                                 29             .17183                59               1.79682             89             20.65144

                              ------------------------             ---------------------------           ---------------------------

                                 30             .17517                60               1.95335             90             21.93652
                                 31             .18101                61               2.12977             91             23.26852
                                 32             .18686                62               2.32876             92             24.70635
                                 33             .19604                63               2.55476             93             26.58833
                                 34             .20690                64               2.80452             94             29.07200

                              ------------------------             ---------------------------           ---------------------------

                                 35             .21943                65               3.07567             95             32.81758
                                 36             .23447                66               3.35886             96             39.64294
                                 37             .25369                67               3.65683             97             53.06605
                                 38             .27542                68               3.96448             98             83.33333
                                 39             .30050                69               4.29327             99             83.33333

                              ------------------------             ---------------------------           ---------------------------

                                 40             .32893                70               4.65747
                                 41             .36239                71               5.06279
                                 42             .39670                72               5.52571
                                 43             .43604                73               6.04980
                                 44             .47708                74               6.62444
                              ------------------------             ---------------------------

----------------
     86-047
----------------

------------------------------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE              TABLE OF MONTHLY GUARANTEED COST
                              OF INSURANCE RATES PER $1,000
                              FEMALE - NONSMOKERS
                              ------------------------------------------------------------------------------------------------------
                               ATTAINED                            ATTAINED                              ATTAINED
                                 AGE             RATE                 AGE               RATE                AGE            RATE
                              ------------------------             ---------------------------           ---------------------------
                                  0             .24115                35                .12258             70              1.78407
                                  1             .07253                36                .13009             71              1.96612
                                  2             .06753                37                .13927             72              2.19207
                                  3             .06586                38                .14929             73              2.46823
                                  4             .06419                39                .16098             74              2.79421

                              ------------------------             ---------------------------           ---------------------------

                                  5             .06336                40                .17350             75              3.16450
                                  6             .06085                41                .18853             76              3.57271
                                  7             .06002                42                .20356             77              4.01324
                                  8             .05835                43                .21860             78              4.48657
                                  9             .05752                44                .23363             79              5.00641

                              ------------------------             ---------------------------           ---------------------------

                                 10             .05668                45                .24951             80              5.59571
                                 11             .05752                46                .26622             81              6.27546
                                 12             .06002                47                .28461             82              7.06752
                                 13             .06252                48                .30468             83              7.98847
                                 14             .06669                49                .32558             84              9.02014

                              ------------------------             ---------------------------           ---------------------------

                                 15             .07003                50                .34984             85             10.16441
                                 16             .07336                51                .37578             86             11.40375
                                 17             .07670                52                .40507             87             12.74961
                                 18             .07920                53                .43939             88             14.19103
                                 19             .08170                54                .47457             89             15.75519

                              ------------------------             ---------------------------           ---------------------------

                                 20             .08421                55                .51227             90             17.44624
                                 21             .08504                56                .55083             91             19.30510
                                 22             .08671                57                .58941             92             21.39679
                                 23             .08754                58                .62632             93             23.84043
                                 24             .09004                59                .66577             94             26.92636

                              ------------------------             ---------------------------           ---------------------------

                                 25             .09088                60                .71195             95             31.31011
                                 26             .09338                61                .76656             96             38.50479
                                 27             .09505                62                .83550             97             52.27571
                                 28             .09755                63                .92216             98             83.33333
                                 29             .10006                64               1.02492             99             83.33333

                              ------------------------             ---------------------------           ---------------------------

                                 30             .10339                65               1.13624
                                 31             .10589                66               1.25614
                                 32             .10923                67               1.37789
                                 33             .11257                68               1.50066
                                 34             .11841                69               1.63207

                              ------------------------             ---------------------------

-------------
    86-048
-------------

------------------------------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE              TABLE OF MONTHLY GUARANTEED COST
                              OF INSURANCE RATES PER $1,000
                              FEMALE - SMOKERS
                              ------------------------------------------------------------------------------------------------------
                               ATTAINED                            ATTAINED                              ATTAINED
                                 AGE             RATE                 AGE               RATE                AGE            RATE
                              ------------------------             ---------------------------           ---------------------------
                                 15             .07837                45                .38498             75              3.97231
                                 16             .08254                46                .41344             76              4.43318
                                 17             .08671                47                .44358             77              4.91927
                                 18             .09088                48                .47457             78              5.42834
                                 19             .09422                49                .50808             79              5.97677

                              ------------------------             ---------------------------           ---------------------------

                                 20             .09672                50                .54664             80              6.58859
                                 21             .09839                51                .58521             81              7.28491
                                 22             .10089                52                .62884             82              8.08683
                                 23             .10256                53                .68004             83              9.00541
                                 24             .10589                54                .73211             84             10.09637

                              ------------------------             ---------------------------           ---------------------------

                                 25             .10756                55                .78673             85             11.19977
                                 26             .11174                56                .84138             86             12.46983
                                 27             .11507                57                .89354             87             13.71056
                                 28             .11841                58                .94237             88             15.13413
                                 29             .12342                59                .99290             89             16.50860

                              ------------------------             ---------------------------           ---------------------------

                                 30             .12926                60               1.04853             90             18.11827
                                 31             .13427                61               1.12021             91             19.86655
                                 32             .14011                62               1.20715             92             21.81429
                                 33             .14595                63               1.32461             93             24.07436
                                 34             .15513                64               1.45577             94             26.92636

                              ------------------------             ---------------------------           ---------------------------

                                 35             .16181                65               1.60323             95             31.31011
                                 36             .17433                66               1.74923             96             38.50479
                                 37             .19020                67               1.90143             97             52.27571
                                 38             .20774                68               2.03939             98             83.33333
                                 39             .22779                69               2.19463             99             83.33333

                              ------------------------             ---------------------------           ---------------------------

                                 40             .25034                70               2.35955
                                 41             .27792                71               2.57362
                                 42             .30384                72               2.83977
                                 43             .33060                73               3.16536
                                 44             .35737                74               3.54671

                              ------------------------             ---------------------------


-------------
   86-049
-------------

------------------------------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE              TABLE OF MONTHLY GUARANTEED COST
                              OF INSURANCE RATES PER $1,000
                              UNISEX - NONSMOKERS
                              ------------------------------------------------------------------------------------------------------
                               ATTAINED                            ATTAINED                              ATTAINED
                                 AGE             RATE                 AGE               RATE                AGE            RATE
                              ------------------------             ---------------------------           ---------------------------
                                  0             .31137                35                .13427             70              2.52905
                                  1             .08337                36                .14178             71              2.83203
                                  2             .07753                37                .15096             72              3.11619
                                  3             .07586                38                .16098             73              3.48780
                                  4             .07420                39                .17266             74              3.91313

                              ------------------------             ---------------------------           ---------------------------

                                  5             .07086                40                .18519             75              4.37719
                                  6             .06753                41                .20022             76              4.87881
                                  7             .06419                42                .21525             77              5.41241
                                  8             .06169                43                .23196             78              5.97499
                                  9             .06002                44                .24867             79              6.58142

                              ------------------------             ---------------------------           ---------------------------

                                 10             .05919                45                .26706             80              7.25602
                                 11             .06169                46                .28796             81              8.01942
                                 12             .06669                47                .31053             82              8.89686
                                 13             .07586                48                .33395             83              9.90371
                                 14             .08587                49                .36071             84             11.02168

                              ------------------------             ---------------------------           ---------------------------

                                 15             .09422                50                .38917             85             12.23766
                                 16             .10339                51                .42181             86             13.53129
                                 17             .11007                52                .46033             87             14.90086
                                 18             .11424                53                .50306             88             16.32565
                                 19             .11841                54                .55167             89             17.82935

                              ------------------------             ---------------------------           ---------------------------

                                 20             .12091                55                .60451             90             19.42703
                                 21             .12008                56                .66241             91             21.15397
                                 22             .11924                57                .72287             92             23.07224
                                 23             .11758                58                .78589             93             25.28101
                                 24             .11674                59                .85736             94             28.12943

                              ------------------------             ---------------------------           ---------------------------

                                 25             .11424                60                .93732             95             32.28750
                                 26             .11257                61               1.02830             96             39.24335
                                 27             .11257                62               1.13371             97             52.78868
                                 28             .11257                63               1.25699             98             83.33333
                                 29             .11340                64               1.39736             99             83.33333

                              ------------------------             ---------------------------           ---------------------------

                                 30             .11424                65               1.55320
                                 31             .11674                66               1.72035
                                 32             .11924                67               1.89887
                                 33             .12342                68               2.08883
                                 34             .12842                69               2.29457

                              ------------------------             ---------------------------

-------------
   86-050
-------------

------------------------------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE              TABLE OF MONTHLY GUARANTEED COST
                              OF INSURANCE RATES PER $1,000
                              UNISEX - SMOKERS
                              ------------------------------------------------------------------------------------------------------
                               ATTAINED                            ATTAINED                              ATTAINED
                                 AGE             RATE                 AGE               RATE                AGE            RATE
                              ------------------------             ---------------------------           ---------------------------

                                 15             .11674                45                .47541             75              6.09791
                                 16             .13009                46                .51563             76              6.68991
                                 17             .14178                47                .55922             77              7.29846
                                 18             .14929                48                .60534             78              7.91660
                                 19             .15513                49                .65653             79              8.56373

                              ------------------------             ---------------------------           ---------------------------

                                 20             .15931                50                .71111             80              9.26815
                                 21             .16098                51                .77328             81             10.05166
                                 22             .16014                52                .84222             82             10.93605
                                 23             .15847                53                .92132             83             11.93378
                                 24             .15680                54               1.00807             84             13.04182

                              ------------------------             ---------------------------           ---------------------------

                                 25             .15346                55               1.10081             85             14.17835
                                 26             .15179                56               1.19955             86             15.37591
                                 27             .15179                57               1.30009             87             16.55365
                                 28             .15179                58               1.40582             88             17.87507
                                 29             .15513                59               1.51506             89             19.17920

                              ------------------------             ---------------------------           ---------------------------

                                 30             .15931                60               1.63546             90             20.58123
                                 31             .16432                61               1.77557             91             22.06318
                                 32             .17016                62               1.93462             92             23.68300
                                 33             .17851                63               2.12209             93             25.70058
                                 34             .18853                64               2.33047             94             28.31554

                              ------------------------             ---------------------------           ---------------------------

                                 35             .19939                65               2.55733             95             32.28750
                                 36             .21358                66               2.79249             96             39.24335
                                 37             .23113                67               3.03860             97             52.78868
                                 38             .25202                68               3.28625             98             83.33333
                                 39             .27542                69               3.55364             99             83.33333

                              ------------------------             ---------------------------           ---------------------------

                                 40             .30133                70               3.84616
                                 41             .33311                71               4.18412
                                 42             .36406                72               4.57680
                                 43             .39921                73               5.03019
                                 44             .43521                74               5.53546

                              ------------------------             ---------------------------

-----------
  86-051
-----------


-----------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF BENEFITS           LIVING BENEFITS

                              While the insured is alive, subject to this pol-       6.
                              icy's provisions, you may:                             Surrender this policy for its Cash Surrender
                                                                                     Value;
                              1.
                              Change the amount and frequency of your                7.
                              premium payments;                                      Make a Partial Withdrawal;

                              2.                                                     8.
                              Change the allocation of your premiums;                Take a Policy Loan;

                              3.                                                     9.
                              Change the Face Amount;                                Assign this policy as collateral;

                              4.                                                     10.
                              Change the Death Benefit Option;                       Change the beneficiary;

                              5.                                                     11.
                              Make transfers between accounts;                       Transfer ownership; and

                                                                                     12.
                                                                                     Exercise any other rights this policy allows.

                              -----------------------------------------------------------------------------------------------------
                              DEATH BENEFITS
                              If we receive written proof that the Insured           3.
                              died while this policy was in force, the pro-          Plus a refund of any policy loan interest we
                              ceeds payable are:                                     have charged but not earned;

                              1.                                                     4.
                              The Death Benefit then in force;                       Minus any Loan Amount; and

                              2.                                                     5.
                              Plus any additional amounts provided by                Minus any unpaid Monthly Deductions.
                              rider;

-----------------------------------------------------------------------------------------------------------------------------------
THE CONTRACT                  This policy is a legal contract. Read your pol-        All statements made by or on behalf of any-
                              icy carefully! You rely on us to provide its           one covered by this policy are representations
                              benefits; we rely on you to pay its premiums.          and not warranties. No statement can be
                              The entire contract is this policy and all ap-         used to cancel this policy or can be used in
                              plications, Policy Data Pages, riders, and             our defense if we refuse to pay a claim, un-
                              amendments attached at time of issue or                less it is found in an application, rider, or
                              agreed upon later.                                     amendment.

                              ----------------------------------------------------------------------------------------------------
                              CHANGES

                              Policy changes must be in writing and signed           agent or any other person may alter or change
                              by our President or Secretary, or one of our           the terms and conditions of this policy.
                              Vice Presidents or Assistant Secretaries. NO

-----------------------------------------------------------------------------------------------------------------------------------


------------                                                      -----------
   86-026                                                              3
------------                                                      -----------

-----------------------------------------------------------------------------------------------------------------------------------
DEFINITIONS                   ACCUMULATION UNIT                                      A unit of measure used to determine the Var-
                                                                                     iable Accumulation Value.
                              -----------------------------------------------------------------------------------------------------
                              ACCUMULATION VALUE                                     The total amount that this policy provides for
                                                                                     investment at any time. The Accumulation
                                                                                     Value is the total of the Fixed Accumulation
                                                                                     Value and the Variable Accumulation Value.
                              -----------------------------------------------------------------------------------------------------
                              AGE 65, 85, AND 100                                    The policy anniversary nearest the 65th,
                                                                                     85th, and 100th birthdays of the Insured, re-
                                                                                     spectively.
                              -----------------------------------------------------------------------------------------------------
                              CASH VALUE                                             The Accumulation Value minus any Surrender
                                                                                     Charge.
                              -----------------------------------------------------------------------------------------------------
                              CASH SURRENDER VALUE                                   The amount payable to you if you surrender
                                                                                     this policy. It is the Cash Value minus any
                                                                                     Loan Amount and unpaid Monthly De-
                                                                                     ductions.
                              -----------------------------------------------------------------------------------------------------
                              THE CODE                                               The Internal Revenue Code of 1986, as
                                                                                     amended.
                              -----------------------------------------------------------------------------------------------------
                              FACE AMOUNT                                            The Initial Face Amount is shown on the Pol-
                                                                                     icy Data Page. You may change the Face
                                                                                     Amount as described in this policy.
                              -----------------------------------------------------------------------------------------------------
                              FIXED ACCOUNT                                          All our assets other than those allocated to
                                                                                     the Variable Account or any other separate
                                                                                     account. We have complete ownership and
                                                                                     control of the assets in the Fixed Account.
                              -----------------------------------------------------------------------------------------------------
                              IN FORCE                                               This policy is in effect.
                              -----------------------------------------------------------------------------------------------------
                              THE INSURED                                            The person upon whose life this policy is is-
                                                                                     sued. The Policy Data Page lists the Insured.
                              -----------------------------------------------------------------------------------------------------
                              LOAN AMOUNT                                            The sum of all unpaid policy loans, including
                                                                                     Preferred Loans.
                              -----------------------------------------------------------------------------------------------------
                              MONTHLY ANNIVERSARY                                    The first Monthly Anniversary is on the Policy
                                                                                     Date. Every month, the Monthly Anniversary
                                                                                     will be on the first Valuation Date on or after
                                                                                     the same day of the month as the Policy Date.
                              -----------------------------------------------------------------------------------------------------
                              POLICY DATE                                            The Policy Date is shown on the Policy Data
                                                                                     Page. We use the Policy Date to determine
                                                                                     policy years, policy months, Monthly Anni-
                                                                                     versaries, and policy anniversaries.
                              -----------------------------------------------------------------------------------------------------
                              PROCEEDS                                               The amount we pay when the Death Benefit
                                                                                     becomes payable or when you surrender this
                                                                                     policy.
-----------------------------------------------------------------------------------------------------------------------------------

---------------                                                  ---------------
    5771                                                                 4
---------------                                                  ---------------

-----------------------------------------------------------------------------------------------------------------------------------
DEFINITIONS                   SUB-ACCOUNT                                            A subdivision of the Variable Account. Each
(continued)                                                                          Sub-account invests exclusively in the shares
                                                                                     of one of the mutual funds shown on the Pol-
                                                                                     icy Data Page, or added later.
                              -----------------------------------------------------------------------------------------------------
                              VALUATION DATE                                         The close of business each day that the New
                                                                                     York Stock Exchange is open for trading and
                                                                                     valuations have not been suspended by the
                                                                                     Securities and Exchange Commission. We
                                                                                     may also declare a Valuation Date on any
                                                                                     other day on which there is sufficient trading
                                                                                     in the mutual funds' portfolio to materially
                                                                                     affect the Accumulation Unit Value in the
                                                                                     corresponding Sub-account.
                              -----------------------------------------------------------------------------------------------------
                              VALUATION PERIOD                                       The period of time between a Valuation Date
                                                                                     and the next Valuation Date.
                              -----------------------------------------------------------------------------------------------------
                              WE, US, OUR                                            ReliaStar Life Insurance Company of New
                                                                                     York at our Home Office in Woodbury, New
                                                                                     York.
                              -----------------------------------------------------------------------------------------------------
                              WRITTEN, IN WRITING                                    A written request or notice, signed and dated,
                                                                                     and received at our Home Office. The form
                                                                                     and content of the request or notice must be
                                                                                     acceptable to us.
                              -----------------------------------------------------------------------------------------------------
                              YOU, YOUR                                              The owner of this policy, as shown on the
                                                                                     Policy Data Page, unless changed as allowed
                                                                                     in this policy. The Insured owns this policy
                                                                                     unless another owner is named.
-----------------------------------------------------------------------------------------------------------------------------------
VARIABLE ACCOUNT              ReliaStar Life Insurance Company of New                exceed the liabilities of the Variable Account
                              York Variable Life Separate Account I, a sep-          to our Fixed Account.
                              arate investment account of ours. The Vari-
                              able Account is used only to receive and               The Variable Account is treated as a unit in-
                              invest Net Premiums paid under our variable            vestment trust under federal securities laws.
                              life insurance policies. The assets of the             It is registered with the Securities and Ex-
                              Variable Account will be valued on each Val-           change Commission according to the Invest-
                              uation Date. We have complete ownership                ment Company Act of 1940. It was
                              and control of the assets in the Variable Ac-          established under the insurance laws of the
                              count.                                                 State of New York. Any change in the in-
                                                                                     vestment policy of the Variable Account must
                              Assets of the Variable Account equal to its li-        be approved by the Department of Insurance
                              abilities will not be charged with liabilities         of the State of New York according to the
                              arising out of any other business we conduct.          approval process on file with the State.
                              However, we may transfer any assets which
-----------------------------------------------------------------------------------------------------------------------------------

---------------                                                  ---------------
    86-027                                                               5
---------------                                                  ---------------

-----------------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT                 DEATH BENEFIT BEFORE AGE 100

                              This policy has two Death Benefit Options.             Page, according to the attained Age of the
                              The Death Benefit Option in effect on the              Insured.
                              Policy Date is shown on the Policy Data Page.
                              All values are determined as of the Valuation          Option B (Variable Amount Option) -- The
                              Date on or next following the date of the              Death Benefit is the greater of:
                              death of the Insured. The two Death Benefit
                              Options are:                                           1.

                              Option A (Level Amount Option) -- The Death            The Face Amount plus the Accumulation
                              Benefit before Age 100 is the greater of:              Value; or

                              1.                                                     2.
                              The Face Amount; or                                    The Accumulation Value multiplied by the
                                                                                     Corridor Percentage shown on the Policy Data
                              2.                                                     Page, according to the attained Age of the
                              The Accumulation Value multiplied by the               Insured.
                              Corridor Percentage shown on the Policy Data

                              -----------------------------------------------------------------------------------------------------
                              DEATH BENEFIT ON OR AFTER AGE 100

                              The Death Benefit on or after Age 100 is the           Page, according to the attained Age of the
                              Accumulation Value multiplied by the Corri-            Insured.
                              dor Percentage shown on the Policy Data

-----------------------------------------------------------------------------------------------------------------------------------
REQUESTED CHANGES IN          After the first policy year, you may request           Changes go into effect on the Monthly Anni-
FACE AMOUNT                   an increase or decrease in your Face Amount            versary on or next following the date we re-
                              by notifying us in writing.                            ceive your request.

                              -----------------------------------------------------------------------------------------------------
                              INCREASES

                              Increases in Face Amount must be at least              We may require written proof that the In-
                              $5,000. You cannot increase the Face                   sured is still insurable before making an In-
                              Amount after Age 85.                                   crease. An approved Increase goes into effect
                                                                                     on the Monthly Anniversary on or next fol-
                                                                                     lowing the date of the approval.

                              -----------------------------------------------------------------------------------------------------
                              DECREASES

                              You cannot decrease the Face Amount below              Amount will be reduced in the following or
                              the Minimum Face Amount shown on the                   der:
                              Policy Data Page. You cannot decrease the
                              Face Amount below the amount needed to                 1.
                              qualify as life insurance under federal tax            The Face Amount provided by the most re-
                              law.                                                   cent Increase;

                              For the purpose of determining the Cost Of             2.
                              Insurance when more than one Rate Class                The next most recent Increases successively;
                              applies to the current Face Amount, the Face           and

                                                                                     3.
                                                                                     The Initial Face Amount.
-----------------------------------------------------------------------------------------------------------------------------------


---------                                                              ---------
  5772                                                                     6
---------                                                              ---------

-----------------------------------------------------------------------------------------------------------------------------------
CHANGES IN DEATH              You may request in writing to change the               If you change from Option B (Variable
BENEFIT OPTION                Death Benefit Option. When you change the              Amount Option) to Option A (Level Amount
                              Death Benefit Option, we will change the               Option), the Face Amount is increased by an
                              Face Amount so the change in Death Benefit             amount equal to the Accumulation Value on
                              Option will not cause an immediate change in           the effective date of the change. The change
                              the amount of the Death Benefit.                       is effective on the Monthly Anniversary on or
                                                                                     next following the date we receive your re-
                              If you change from Option A (Level Amount              quest. We do not require proof of insurability
                              Option) to Option B (Variable Amount Option),          for this Increase.
                              the Face Amount is decreased by an amount
                              equal to the Accumulation Value on the ef-             A change in Face Amount due to a change in
                              fective date of the change. The change is ef-          Death Benefit Option will affect the Monthly
                              fective on the Monthly Anniversary on or next          Deduction because the Cost Of Insurance and
                              following the date we receive your request.            the Monthly Expense Charge depend on the
                              You cannot change the Death Benefit Option             Face Amount. The cost of certain rider bene
                              if the resulting Face Amount would fall below          fits may also be affected.
                              the Minimum Face Amount shown on the
                              Policy Data Page.                                      The Surrender Charges will not be affected
                                                                                     by a change in the Death Benefit Option.

------------------------------------------------------------------------------------------------------------------------------------
PREMIUMS                      There is no insurance under this policy until
                              the initial premium is paid. The initial pre-
                              mium is shown on the Policy Data Page.

                              ------------------------------------------------------------------------------------------------------
                              NET PREMIUM

                              When you pay a premium, we deduct the                  The amount remaining after we have de-
                              Premium Expense Charge. The Premium Ex-                ducted the Premium Expense Charge from a
                              pense Charge is the premium multiplied by              premium is the Net Premium.
                              the Percent of Premium Rate shown on the
                              Policy Data Page.

                              ------------------------------------------------------------------------------------------------------
                              CREDITING NET PREMIUMS

                              We will credit Net Premiums on the next                2.
                              Valuation Date on or after the latest of:              The date of underwriting approval to issue
                                                                                     this policy; and
                              1.
                              The date we receive the premium;                       3.
                                                                                     The date we receive all delivery requirements,
                                                                                     including the minimum initial premium pay-
                                                                                     ment.

                              ------------------------------------------------------------------------------------------------------
                              ALLOCATION OF NET PREMIUMS

                              Net Premiums are allocated among the Fixed             Net Premiums allocated to the Fixed Account
                              Account and the Sub-accounts of the Variable           will be credited to the Fixed Account.
                              Account. You choose how the Net Premiums
                              are to be allocated, within the limits de-             Net Premiums allocated to the Variable Ac-
                              scribed.                                               count and received on or after the Initial Pre-
                                                                                     mium Transfer Date will be credited to the
                              The initial allocation you chose is shown on           Sub-accounts according to the allocation in
                              the Policy Data Page. You may change the               effect. Net Premiums allocated to the Vari-
                              allocation at any time by notifying us in              able Account and received before the Initial
                              writing. Changes to the allocation will not be         Premium Transfer Date will be allocated to
                              effective until the date we receive your no-           the Initial Premium Sub-account. On the Ini-
                              tification. Changes to the allocation will only        tial Premium Transfer Date, the dollar value
                              affect Net Premiums we receive on or after             of the Accumulation Units in the Initial Pre-
                              the date we receive your notification.                 mium Sub-account will be transferred to the
                                                                                     Sub-accounts according to the allocation in
                              You may allocate 100% to any account or                effect.
                              divide your allocation among several ac-
                              counts. Your allocation must be in whole               The Initial Premium Transfer Date and Initial
                              percentage points totaling 100%. We may                Premium Sub-account are shown on the Pol-
                              adjust your allocation to eliminate fractional         icy Data Page.
                              percentage points.

-----------------------------------------------------------------------------------------------------------------------------------

-------------                                               -------------
   86-028                                                         7
-------------                                               -------------

-----------------------------------------------------------------------------------------------------------------------------------
PREMIUMS                      AMOUNT AND TIMING OF PREMIUM PAYMENTS
(continued)
                              The amount and timing of premium payments              4.
                              will affect the Accumulation Value, the Cash           We may refuse any premium payment after
                              Surrender Value, how long the life insurance           Age 100 of the Insured; and
                              provided by this policy will remain in force,
                              and the Death Benefit Guarantees.                      5.
                                                                                     We may treat any payment as a loan repay-
                              After the initial premium you may determine            ment if doing so will:
                              the amount and timing of premium payments,
                              within the following restrictions:                     a.
                                                                                     Prevent this policy from lapsing; or
                              1.
                              We may require proof which satisfies us that           b.
                              the Insured is still insurable if any premium          Prevent borrowing from this policy to pay
                              payment, whether planned or unscheduled,               premiums.
                              would increase the difference between the
                              Death Benefit and the Accumulation Value;              You may pay premiums by sending them to
                                                                                     the address shown below. Please include
                              2.                                                     your policy number. The current address for
                              If you pay premiums which would disqualify             payment is:
                              your policy for favorable tax treatment under
                              the Code, we will return the excess premiums           ReliaStar Life Insurance Company of New York
                              with interest to you within 60 days after the          P.O. Box 802511
                              end of the policy year. Premiums required to           Chicago, Illinois 60680-2511
                              keep this policy in force to the end of the
                              policy year will not disqualify your policy;           Upon request, we will send you a receipt
                                                                                     signed by one of our officers.
                              3.
                              We may refuse to accept any premium less
                              than $25;

                              -----------------------------------------------------------------------------------------------------
                              PLANNED PERIODIC PREMIUMS

                              You may pay planned periodic premiums an-              planned periodic premiums that are larger
                              nually, semi-annually, or quarterly. If you            than either of 1 or 2, where:
                              choose, we can also deduct planned periodic
                              premiums from your bank account monthly.               1.
                              We will notify you of your planned periodic            Is the maximum premium we would accept
                              premium at least once a year.                          under the terms of the Amount and Timing
                                                                                     of Premium Payments provision; and
                              The amount and frequency of the initial
                              planned periodic premiums are shown on the             2.
                              Policy Data Page. You may change the fre-              Is a planned periodic premium which would
                              quency and amount of planned periodic pre-             total more than $50,000 per year.
                              miums by notifying us in writing of the
                              change. We may reserve the right to limit the          We may send you periodic premium notices
                              amount of any increase in planned periodic             depending on the frequency and method of
                              premiums if such increase would result in              premium payment you have chosen.

                              -----------------------------------------------------------------------------------------------------
                              UNSCHEDULED ADDITIONAL PREMIUMS

                              Premiums, other than planned periodic pre-             limit the number and amount of these addi-
                              miums, may be paid at any time up to Age               tional payments according to the Amount and
                              100 of the Insured, except while this policy           Timing of Premium Payments provision
                              is in force as paid-up life insurance. We may          above.
-----------------------------------------------------------------------------------------------------------------------------------

---------------                                                  ---------------
    5773                                                                 8
---------------                                                  ---------------

-----------------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT          This policy has a Basic Death Benefit Guarantee and      1.
GUARANTEES             and Extended Death Benefit Guarantee. If either the      Request a change in Face Amount;
                       Basic Death Benefit Guarantee or the Extended Death
                       Benefit Guarantee is in effect, we guarantee that        2.
                       we will not lapse your policy even if the Cash           Request a change in Death Benefit Option; or
                       Surrender Value is not sufficient to pay the Monthly
                       Deduction that is due.  The Basic Death Benefit          3.
                       Guarantee Period and the Benefit Guarantee Period        Add or terminate a rider.
                       are shown on the Policy Data Page and begin on the
                       Policy Date
                                                                                The new Minimum Monthly Premiums will apply from the
                       During each Death Benefit Guarantee Period, if you       date of the change. We will send you a new Policy
                       have not made sufficient premium payments to keep a      Data Page showing the new Minimum Monthly Premiums.
                       Death Benefit Guarantee in effect, we will send you      When a Minimum Monthly Premium increases, you may
                       notice of the premium payment which will keep that       need to increase your premium payments to keep that
                       Death Benefit Guarantee in effect. If we do not          Death Benefit Guarantee in effect.
                       receive the required premium payment within 61 days
                       following the date we mail you written notice, that      You cannot lengthen either Death Benefit Guarantee
                       Death Benefit Guarantee will no longer be in effect.     Period. After a Death Benefit Guarantee is not in
                                                                                effect, it cannot be put back into effect. Neither
                       The Minimum Monthly Premium for both Death Benefit       Death Benefit Guarantee will be reinstated after the
                       Guarantees will change when you do any of the            policy lapses.
                       following:
                       ------------------------------------------------------------------------------------------------------------
                       BASIC DEATH BENEFIT GUARANTEE

                       The Basic Death Benefit Guarantee is in effect           2.
                       during the Basic Death Benefit Guarantee Period          Is the sum of Basic Minimum Monthly Premiums since
                       only if, on each Monthly Anniversary since the           the Policy Date, including the Basic Minimum Monthly
                       Policy Date, 1 is equal to or greater than 2, where:     Premium for the current Monthly Anniversary.

                       1.                                                       The Basic Minimum Monthly Premium is shown on the
                                                                                Policy Data Page.
                       Is the sum of all premiums paid minus any partial
                       withdrawals and any Loan Amount; and
                       ------------------------------------------------------------------------------------------------------------
                       EXTENDED DEATH BENEFIT GUARANTEE

                       The Extended Death Benefit Guarantee is in effect        2.
                       during the Extended Death Benefit Guarantee Period       Is the sum of Extended Minimum Monthly Premiums for
                       only if, on each Monthly Anniversary since the           each Monthly Anniversary since the Policy Date,
                       Policy Date, 1 is equal to or greater than 2, where:     including the Extended Minimum Monthly Premium for
                                                                                the current Monthly Anniversary.
                       1.
                       Is the sum of all premiums paid minus any partial        The Extended Minimum Monthly Premium is shown on the
                       withdrawals and any Loan Amount; and                     Policy Data Page.
-----------------------------------------------------------------------------------------------------------------------------------

---------                                                              ---------
 86-029                                                                    9
---------                                                              ---------

-----------------------------------------------------------------------------------------------------------------------------------
GRACE PERIOD AND       If no Death Benefit Guarantee is in effect, when         than the sum of 1 plus 2, (1 + 2), where:
POLICY LAPSE           the Cash Surrender Value is less than the Monthly
                       Deduction due, this policy will lapse, unless you        1.
                       make a large enough premium payment before the end       Is the amount by which the Accumulation Value is
                       of the Grace Period. The Grace Period is 61 days         less than the Surrender Charge as of the beginning
                       long and begins when we send you notice of the           of the Grace Period; and
                       premium payment required to keep this policy in
                       force. We will send this notice within 30 days           2.
                       of the Monthly Anniversary when the Cash Surrender       Is the sum of past due Monthly Deductions.
                       Value is less than the Monthly Deduction due.
                                                                                If we do not receive enough premium payment from
                       The premium payment required to keep this policy in      you within the Grace Period, this policy will lapse
                       force is enough so that the Net Premium is larger        at the end of the Grace Period. When this policy
                                                                                lapses, it is no longer in force.
-----------------------------------------------------------------------------------------------------------------------------------
REINSTATEMENT          Reinstatement means putting a lapsed policy back in      The Surrender Charges after reinstatement will be
                       force. You may reinstate this policy by written          those in effect on the date of termination, reduced
                       request any time within five years after it has          in the same proportion as the Accumulation Value on
                       lapsed. You may not reinstate this policy if you         the date of termination to the Surrender Charge on
                       surrendered this policy for its Cash Surrender Value.    that date. The Surrender Charge will not be less
                                                                                than zero.
                       This policy will be reinstated only as of a Monthly
                       Anniversary. To reinstate this policy and any            The Accumulation Value on the date of reinstatement
                       riders you must:                                         will be the amount provided by the Net Premium paid
                                                                                to reinstate this policy. Subsequent Accumulation
                       1.                                                       Values will be calculated as shown in the Accumula-
                       Submit proof which satisfies us that all Insureds        tion Value provision of this policy.
                       are still insurable; and

                       2.                                                       If you have met the above conditions and the Insu-
                       Pay a premium large enough such that the Net             red dies before the Monthly Anniversary on which the
                       Premium is as large as the sum of the Surrender           policy would be reinstated, we will pay the Death
                       Charge after reinstatement, plus the Monthly             Benefit as of that Monthly Anniversary.
                       Deductions for the date of reinstatement and the
                       following Monthly Anniversary.
-----------------------------------------------------------------------------------------------------------------------------------


----------------------                                                ----------
         5774                                                             10
----------------------                                                ----------

-----------------------------------------------------------------------------------------------------------------------------------
ACCUMULATION VALUE     The Accumulation Value of this policy is equal to
                       the sum of the Fixed Accumulation Value plus the
                       Variable Accumulation Value.
                      -------------------------------------------------------------------------------------------------------------
                       FIXED ACCUMULATION VALUE                                 4.
                                                                                Is the total of your Loan Amount transferred from
                       The Fixed Accumulation Value on the Policy Date is       the Variable Account since the preceding Monthly
                       your Net Premium credited to the Fixed Account on        Anniversary;
                       that date minus the Monthly Deduction applicable to
                       the Fixed Accumulation Value for the first policy        5.
                       month.                                                   Is the total of your transfers to the Variable
                                                                                Account from the Fixed Account since the preceding
                       After the Policy Date, the Fixed Accumulation Value      Monthly Anniversary, plus interest from the date of
                       is calculated as 1+2+3+4-5-6, where:                     transfer to the date of the calculation; and

                       1.                                                       6.
                       Is the Fixed Accumulation Value on the preceding         Is the total of your partial withdrawals from the
                       Monthly Anniversary, plus interest from the Monthly      Fixed Account since the preceding Monthly Anniver-
                       Anniversary to the date of the calculation;              sary, plus interest from the date of withdrawal to
                                                                                the date of the calculation.
                       2.
                       Is the total of your Net Premiums credited to the        If the date of the calculation is a Monthly Anni-
                       Fixed Account since the preceding Monthly Anniver-       versary, we also reduce the Fixed Accumulation Value
                       sary, plus interest from the date premiums are           by the applicable portion of the Monthly Deduction
                       credited to the date of the calculation;                 for the policy month following the Monthly Anniver-
                                                                                sary.
                       3.
                       Is the total of your transfers from the Variable
                       Account to the Fixed Account since the preceding
                       Monthly Anniversary, plus interest from the date of
                       transfer to the date of the calculation;
                       ------------------------------------------------------------------------------------------------------------
                       INTEREST ON THE FIXED ACCUMULATION VALUE

                       The interest rate applied in the calculation of the      The interest rate applied to any portion of the
                       Fixed Accumulation Value will not be less than the       Fixed Accumulation Value which is held as security
                       Minimum Annual Interest Rate shown on the Policy         for a policy loan may be less than the interest
                       Data Page. This rate is an effective annual interest     rate applied to the rest of the Fixed Accumulation
                       rate compounded yearly.                                  Value, but not less than the Minimum Annual
                                                                                Interest Rate.
                       Interest in excess of the Minimum Annual Interest
                       Rate may be applied in the calculation of your           Any interest is nonforfeitable, except as it is
                       Fixed Accumulation Value in a manner which our           subject to the deductions and charges, including
                       Board of Directors determines. We will credit            Surrender Charges, stated elsewhere in this policy.
                       interest no less frequently than annually.               Interest credited on the loaned Accumulation Value
                                                                                is credited annually on the Policy Anniversary
                                                                                to the Fixed Account and the Variable Account
                                                                                according to your premium allocation.
                       ------------------------------------------------------------------------------------------------------------
                       VARIABLE ACCUMULATION VALUE

                       The Variable Accumulation Value is the total of          2.
                       your values in each Sub-account. The value for each      Is the current Unit Value.
                       Sub-account is equal to 1 multiplied by 2, (1 x 2),
                       where:                                                   The Variable Accumulation Value will vary from
                                                                                Valuation Date to Valuation Date reflecting changes
                       1.                                                       in 1 and 2 above.
                       Is your current number of Accumulation Units; and
-----------------------------------------------------------------------------------------------------------------------------------

---------                                                              ---------
 86-030                                                                   11
---------                                                              ---------

-----------------------------------------------------------------------------------------------------------------------------------
ACCUMULATION VALUE     ACCUMULATION UNITS
(continued)

                       When transactions are made which affect the Variable     The number of Accumulation Units for a Sub-account
                       Accumulation Value, dollar amounts are converted to      decreases when:
                       Accumulation Units. The number of Accumulation Units
                       for a transaction is found by dividing the dollar        1.
                       amount of the transaction by the current Unit Value.     You take out a Policy Loan which causes a transfer
                                                                                from that Sub-account;
                       The number of Accumulation Units for a Sub-account
                       increases when:                                          2.
                                                                                You take a partial withdrawal from that Sub-account;
                       1.
                       Net Premiums are credited to that Sub-account; or        3.
                                                                                We take a portion of the Monthly Deduction from that
                       2.                                                       sub-account; or
                       Transfers from the Fixed Account or other Sub-
                       accounts are credited to that Sub-account.               4.
                                                                                Transfers are made from that Sub-account to the
                                                                                Fixed Account or other Sub-accounts.
                       ------------------------------------------------------------------------------------------------------------
                       UNIT VALUE

                       The Unit Value for a Sub-account on any Valuation        for the Valuation Period ending on that Valuation
                       Date is equal to the previous Unit Value multiplied      Date.
                       by the Net Investment Factor for that Sub-account
                       ------------------------------------------------------------------------------------------------------------
                       NET INVESTMENT FACTOR

                       The Net Investment Factor is a number that reflects      c
                       charges to this policy and the investment performance    Plus or minus a per share charge or credit for any
                       during a Valuation Period of the mutual fund in          taxes reserved for which we determine to have
                       which a Sub-account is invested. If the Net Invest-      resulted from the investment operations of the Sub-
                       ment Factor is greater than one, the Unit Value is       account and to be applicable to this policy.
                       increased. If the Net Investment Factor is less
                       than one, the Unit Value is decreased. The Net           2.
                       Investment Factor for a Sub-account is determined        Is the result of:
                       by dividing 1 by 2, ( 1 / 2 ), where:
                                                                                a
                       1.                                                       The net asset value per share of the mutual fund
                       Is the result of:                                        shares held in the Sub-account, determined at the
                                                                                end of the last prior Valuation Period; and
                       a
                       The net asset value per share of the mutual fund         b
                       shares in which the Sub-account invests, determined      Plus or minus a per share charge or credit for any
                       at the end of the current Valuation Period;              taxes reserved for the last prior Valuation Period
                                                                                which we determine to have resulted from the
                       b                                                        investment operations of the Sub-account and to be
                       Plus the per share amount of any dividend or capital     applicable to this policy.
                       gain distributions made on the mutual fund shares
                       in which the Sub-account invests during the current
                       Valuation Period; and
-----------------------------------------------------------------------------------------------------------------------------------


---------                                                              ---------
  5775                                                                     12
---------                                                              ---------

-----------------------------------------------------------------------------------------------------------------------------------
MONTHLY DEDUCTIONS     The Monthly Deduction is a charge made monthly           lation Value is 1 multiplied by 2 divided by 3,
                       against the Accumulation Value. The Monthly              (1 x 2 / 3), where:
                       Deduction for a policy month will be calculated as
                       1 plus 2 plus 3 plus 4 plus 5, (1 + 2 + 3 + 4 + 5),      1.
                       where:                                                   Is the cost of any rider benefits plus the Cost Of
                                                                                Insurance for this policy plus the Monthly Expense
                       1.                                                       Charge, for the policy month;
                       Is the cost of any rider benefits, other than any
                       Waiver of Monthly Deduction rider, for the policy        2.
                       month;                                                   Is the Fixed Accumulation Value minus the Loan
                                                                                Amount; and
                       2.
                       Is the Cost Of Insurance for this policy for the         3.
                       policy month;                                            Is the Accumulation Value minus the Loan Amount.

                       3.
                       Is the Monthly Expense Charge;                           The remainder of the Monthly Deduction is deducted
                                                                                from the Variable Accumulation Value.
                       4.
                       Is the Monthly Variable Accumulation Value Charge        The portion of the Monthly Deduction we deduct from
                       for the policy month; and                                each Sub-account is 1 times 2 divided by 3,
                                                                                (1 x 2 / 3), where:
                       5.
                       Is the cost of any Waiver of Monthly Deduction           1.
                       rider for the policy month.                              Is the amount of Monthly Deduction deducted from
                                                                                the Variable Accumulation Value;
                       The Monthly Deduction is deducted from the Fixed Accumu-
                       lation Value and the Variable Accumulation Value as      2.
                       of the Monthly Anniversary. The amount of the            Is the value of each Sub-account, and
                       Monthly Deduction we deduct from the Fixed Accumu-
                                                                                3.
                                                                                Is the Variable Accumulation Value.
                       ------------------------------------------------------------------------------------------------------------
                       COST OF INSURANCE

                       We determine the Cost Of Insurance on a monthly          3.
                       basis. The Cost Of Insurance for a policy month is       Is the Accumulation Value immediately before the
                       calculated as 1 multiplied by the result of 2 minus      Monthly Deduction, minus the cost for any rider
                       3 (1 x (2- 3)), where:                                   benefits other than any Waiver of Monthly
                                                                                Deduction rider, for the month.
                       1.
                       Is the Cost Of Insurance Rate as described in the        The Cost Of Insurance is determined separately for
                       Cost of Insurance Rates provision of this policy;        the Initial Face Amount and any Increases made
                                                                                later. The Accumulation Value used in 3 above will
                       2.                                                       first be subtracted from the Initial Face Amount.
                       Is the Death Benefit at the beginning of the policy      If the Accumulation Value on the Monthly
                       month, divided by 1.000000 plus the Minimum Monthly      Anniversary exceeds the Initial Face Amount, it
                       Interest Rate shown on the Policy Data Page; and         will be subtracted from any increase in the Face
                                                                                Amount in the order the Increases were made.
 ----------------------------------------------------------------------------------------------------------------------------------


----------                                                            ----------
  86-031                                                                  13
----------                                                            ----------

-----------------------------------------------------------------------------------------------------------------------------------
MONTHLY DEDUCTIONS            COST OF INSURANCE RATES
(continued)
                              The monthly Cost Of Insurance Rate for the             Monthly Guaranteed Cost Of Insurance Rates,
                              Initial Face Amount and any Increases in Face          multiplied by the Rate Class Rating Factor,
                              Amount is based on the policy year, and the            plus any Extra Cost Of Insurance Rates.
                              Sex, Age, and Rate Class of the Insured on the
                              effective date of coverage. If the Death
                              Benefit equals the Accumulation Value multi-           The Table of Monthly Guaranteed Cost Of In-
                              plied by the Corridor Percentage, the Rate             surance Rates is based on the Commissioners
                              Class with the most recent effective date will         Standard Ordinary (CSO) Table shown on the
                              apply.                                                 Policy Data Page. The Rate Class Rating Fac-
                                                                                     tor and any Extra Cost Of Insurance Rates are
                              The Cost Of Insurance Rates can never be               shown on the Policy Data Page.
                              greater than the rates shown in the Table of

                              ------------------------------------------------------------------------------------------------------
                              MONTHLY EXPENSE CHARGE

                              The Monthly Expense Charge for a policy
                              month is the Monthly Administrative Charge plus the Monthly Amount Charge.

                              ------------------------------------------------------------------------------------------------------
                              MONTHLY ADMINISTRATIVE CHARGE

                              The Monthly Administrative Charge is subject           1.
                              to change, but will not exceed the Maximum             Is the Consumer Price Index (for all urban
                              Monthly Administrative Charge shown on the             households) for the preceding September; and
                              Policy Data Page. The Monthly Administra-
                              tive Charge will not exceed the product of             2.
                              $5.00 and the ratio (not to exceed 2.00) of a          Is the Consumer Price Index for September
                              to b, where:                                           1985.

                              ------------------------------------------------------------------------------------------------------
                              MONTHLY AMOUNT CHARGE

                              The Monthly Amount Charge for the Initial              the Policy Date Page. The Monthly Amount
                              Face Amount and any Increases in Face                  Charge for the Initial Face Amount and for
                              Amount is equal to the Monthly Amount                  any Increase in Face Amount is charged dur-
                              Charge Rate times the Face Amount.                     ing the Term shown on the Policy Data Page,
                                                                                     beginning on the effective date of the cover-
                              The Monthly Amount Charge Rate for the Ini-            age. Decreases to the Face Amount do not
                              tial Face Amount and any Increases in Face             decrease the Monthly Amount Charge.
                              Amount is based on the Sex, Age, and Rate
                              Class of the Insured on the effective date of          Any change in Face Amount due solely to a
                              the coverage. The Monthly Amount Charge                change of Death Benefit Option does not af-
                              Rate for the Initial Face Amount is shown on           fect the Monthly Amount Charge.
-----------------------------------------------------------------------------------------------------------------------------------

---------------                                                  ---------------
     5776                                                               14
---------------                                                  ---------------

-----------------------------------------------------------------------------------------------------------------------------------
MONTHLY DEDUCTIONS            MONTHLY VARIABLE ACCUMULATION VALUE
(continued)                   CHARGE

                              The Monthly Variable Accumulation Value                a.
                              Charge for a policy month will be calculated           Is the cost of any rider benefits other than
                              as 1 multiplied by the result of 2 minus 3, (1         any Waiver of Monthly Deduction rider;
                              x (2 - 3)), where:
                                                                                     b.
                              1.                                                     Is the Cost Of Insurance; and
                              Is the Variable Accumulation Value Charge
                              Rate, divided by 12;                                   c.
                                                                                     Is the Monthly Expense Charge.
                              2.
                              Is the Variable Accumulation Value before the          The Variable Accumulation Value Charge Rate
                              Monthly Deduction;                                     will not exceed the Maximum Variable Accu-
                                                                                     mulation Value Charge Rate shown on the
                              3.                                                     Policy Data Page.
                              Is the sum of the portion of the following
                              charges which is taken from the Variable Ac-
                              cumulation Value:

                              ------------------------------------------------------------------------------------------------------
                              ADJUSTMENTS TO POLICY COST FACTORS

                              Adjustments to the monthly Cost Of Insur-              ture expectations, in accordance with proce-
                              ance Rate and Monthly Administrative Charge            dures and standards on file with the New
                              will be by Rate Class and based upon                   York Insurance Department. Changes will not
                              changes in future expectations for mortality,          be used to recoup past losses or distribute
                              persistency, interest, taxes, and expenses.            past gains. The experience underlying the
                              Any changes to the monthly Cost Of Insur-              monthly Cost Of Insurance Rate will be re-
                              ance Rate or Monthly Administrative Charge             viewed at regular intervals, no less often than
                              will be made only prospectively, based on fu-          every five years.

-----------------------------------------------------------------------------------------------------------------------------------
TRANSFERS                     You may request in writing the transfer of all         ever, we may make a charge for each transfer
                              or part of your Accumulation Value between             you request in excess of the first 12 transfers
                              the Fixed Account and the Sub-accounts of              in a policy year. The charge may not exceed
                              the Variable Account. The transfer will be             the maximum charge shown on the Policy
                              initiated on the date we receive your request.         Data Page. We may limit the number of
                              Your current premium allocation will remain            transfers you request in a policy year to 12.
                              in effect unless you have requested the Port-          We consider all transfers requested at the
                              folio Rebalancing Service, or you are trans-           same time and made on the same Valuation
                              ferring all of the Variable Accumulation Value         Date as one transfer. All transfers are also
                              from the Variable Account to the Fixed Ac-             subject to any charges and conditions im-
                              count in exercise of conversion rights.                posed by the mutual fund whose shares are
                                                                                     involved.
                              We do not make a charge for the first 12
                              transfers you request in a policy year. How-

                              ------------------------------------------------------------------------------------------------------
                              TRANSFERS TO AND FROM THE FIXED ACCOUNT

                              You may transfer up to 100% of the value of            2.
                              the Sub-accounts into the Fixed Account at             You may transfer up to 50% of the portion
                              any time.                                              of the Fixed Accumulation Value which is not
                                                                                     held as security for a policy loan. However,
                              You may only transfer value out of the Fixed           if the portion of the Fixed Accumulation
                              Account under the following conditions:                Value which is not held as security for a pol-
                                                                                     icy loan is $2,000 or less, you may transfer
                              1.                                                     up to 100%.
                              Your request to transfer must be postmarked
                              no more than 30 days before the policy anni-           3.
                              versary, and no later than 30 days after the           The amount of the transfer must be at least
                              policy anniversary. Only one transfer is al-           $500 or, if smaller, the entire portion of the
                              lowed during this period;                              Fixed Accumulation Value which is not held
                                                                                     as security for a policy loan.
-----------------------------------------------------------------------------------------------------------------------------------

---------------                                                  ---------------
    86-032                                                              15
---------------                                                  ---------------

------------------------------------------------------------------------------------------------------------------------------------
TRANSFERS                     TRANSFERS TO AND FROM SUB-ACCOUNTS
(continued)
                              You may transfer up to 100% of the value               All transfers to and from Sub-accounts hap-
                              out of any or all Sub-accounts. Any value you          pen on the next Valuation Date on or after the
                              transfer from the Fixed Account or from Sub-           date the transfer is initiated.
                              accounts may be transferred into any one or
                              more Sub-accounts.

                              ------------------------------------------------------------------------------------------------------

                              DOLLAR COST AVERAGING SERVICE

                              You may request this service if your Face              2.
                              Amount is at least $100,000 and either your            On receipt of any request to begin a Portfolio
                              Accumulation Value, less any Loan Amount,              Rebalancing service;
                              is at least $5,000 or your initial premium is
                              at least $5,000. If you request this service           3.
                              in writing, we will make specific periodic             If the policy is in the grace period on any
                              transfers of a fixed dollar amount from any            date when Dollar Cost Averaging transfers are
                              of the Sub-accounts to one or more of the              scheduled;
                              Sub-accounts or to the Fixed Account. No
                              transfers from the Fixed Account are permit-           4.
                              ted under this service. Transfers of this type         If the specified transfer amount from any
                              may be made on a monthly, quarterly, semi-             Sub-account is more than the Accumulation
                              annual, or annual basis. We make no guar-              Value in that Sub-account; or
                              antees that Dollar Cost Averaging will result
                              in a profit or protect against loss.                   5.

                              The Dollar Cost Averaging service will be              Thirty-six months after the Dollar Cost Aver-
                              discontinued immediately:                              aging start date.

                              1.                                                     We may discontinue, modify, or suspend this
                              If you make a written request to discontinue           service. Any such modification or discontin-
                              this service;                                          uation would not affect any Dollar Cost Aver-
                                                                                     aging service requests already commenced.

                              ------------------------------------------------------------------------------------------------------

                              PORTFOLIO REBALANCING SERVICE

                              You may request this service if your Face              under this service may be made on a quar-
                              Amount is at least $100,000 and your Accu-             terly, semi-annual, or annual basis.
                              mulation Value, less any Loan Amount, is at
                              least $10,000. If you request this service in          The Portfolio Rebalancing service will be dis-
                              writing, we will make periodic transfers to            continued immediately:
                              maintain your specified percentage allocation
                              of Accumulation Value, less any Loan                   1.
                              Amount, among the Sub-accounts of the Var-             If you make a written requst to discontinue
                              iable Account and the Fixed Account. Your              this service;
                              allocation of future Net Premium payments
                              will also be changed to be equal to this spec-         2.
                              ified percentage allocation. Transfers made            On receipt of any request to change the allo-
                                                                                     cation of premiums to the Fixed Account and
                                                                                     Sub-account of the Variable Account;
------------------------------------------------------------------------------------------------------------------------------------

---------                                                              ---------
  5777                                                                     16
---------                                                              ---------

__________________________________________________________________________________________________________________________________
TRANSFERS                     PORTFOLIO REBALANCING SERVICE (cont.)
(continued)
                              3.                                                     6.
                              On receipt of any request to begin a Dollar            The Accumulation Value, less any Loan
                              Cost Averaging service;                                Amount, is less than $7,500 on any Valuation
                                                                                     Date when Portfolio Rebalancing transfers are
                              4.                                                     scheduled.
                              On receipt of any request to transfer Accu-
                              mulation Value among the Fixed Account or              We may discontinue, modify, or suspend this
                              Sub-accounts;                                          service. Any such modification or discontin-
                                                                                     uation could affect Portfolio Rebalancing ser-
                              5.                                                     vices currently in effect, but only after 30
                              If the policy is in the grace period; or               days notice to you.
___________________________________________________________________________________________________________________________________
NONFORFEITURE                 CONTINUATION OF INSURANCE
PROVISIONS
                              Even if you do not make additional premium             Monthly Deduction. If the Cash Surrender
                              payments your insurance coverage under this            Value is less than the Monthly Deduction due,
                              policy, and any benefits provided by rider,            we will use the Cash Surrender Value to con-
                              will stay in force as long as the Cash Surren-         tinue the insurance during the grace period.
                              der Value is large enough to cover the

                              _____________________________________________________________________________________________________
                              PAID-UP LIFE INSURANCE

                              Any time before Age 100 of the Insured, you            is also calculated based on this CSO Table
                              may use the Cash Surrender Value to pur-               and Interest Rate.
                              chase single premium paid-up life insurance.
                                                                                     To purchase paid-up life insurance, we trans-
                              Any paid-up life insurance purchased under             fer the Cash Surrender Value of this policy to
                              the terms of this policy will not be larger than       the Fixed Account.
                              the sum of the Cash Value of the paid-up life
                              insurance, plus the Death Benefit of this pol-         If this policy is in force as paid-up life
                              icy, minus the Accumulation Value of this              insurance:
                              policy. Any Cash Surrender Value not used
                              to purchase paid-up life insurance will be             1.
                              paid to you in cash.                                   The Accumulation Value provision of this
                                                                                     policy no longer applies;
                              We base the single premium for paid-up in-
                              surance on the Sex, Age, and Rate Class or             2.
                              Classes of the Insured at the time this option         You cannot pay additional premiums;
                              is exercised, and the single premium life in-
                              surance rates based on the Commissioner's              3.
                              Standard Ordinary Mortality (CSO) Table and            You cannot make partial withdrawals; and
                              Interest Rate shown on the Policy Data Page.
                              The Cash Value of the paid-up life insurance           4.
                                                                                     We do not make any further Monthly De-
                                                                                     ductions.
___________________________________________________________________________________________________________________________________


--------------                                                    --------------
    86-033                                                              17
--------------                                                    --------------

---------------------------------------------------------------------------------------------------------------------------------
CASH VALUE, CASH              BASIS OF COMPUTATIONS
SURRENDER VALUE,
TOTAL SURRENDER, AND          Cash values under this policy are not less
PARTIAL WITHDRAWAL            than the minimums required by the state of
BENEFITS                      New York.

                              ----------------------------------------------------------------------------------------------------
                              CASH VALUE

                              The Cash Value of this policy is the Accumu-           The Cash Value is never less than zero.
                              lation Value minus any Surrender Charge.

                              ----------------------------------------------------------------------------------------------------
                              CASH SURRENDER VALUE

                              The Cash Surrender Value of this policy is the         unpaid Monthly Deductions.
                              Cash Value minus the Loan Amount and any

                              ----------------------------------------------------------------------------------------------------
                              SURRENDER CHARGE

                              We make a Surrender Charge if you surrender this policy or it lapses. The Surrender Charge is not less than zero.

                              ----------------------------------------------------------------------------------------------------
                              SURRENDER CHARGE ON INITIAL FACE AMOUNT

                              The amount and duration of the Surrender               amount of the Surrender Charge depends on
                              Charge applicable to the Initial Fact Amount           the Initial Face Amount and the Sex, Age, and
                              is described on the Policy Data Page. The              Rate Class of the Insured.

                              ----------------------------------------------------------------------------------------------------
                              SURRENDER CHARGE AFTER REQUESTED
                              CHANGES IN FACE AMOUNT

                              Additional Surrender Charges will apply to             written notice of the amount and duration of
                              any approved Increase in Face Amount. Addi-            the additional Surrender Charge.
                              tional Surrender Charges will apply to any
                              Increase in Face Amount resulting from any             Any Increases or decreases in Face Amount
                              Rider attached to this policy. The additional          resulting from changes in the Death Benefit
                              Surrender Charge depends on the amount of              Option do not affect the Surrender Charges.
                              the Increase in Face Amount and the Sex,
                              Age, and Rate Class of the Insured on the ef-          Any requested decreases in Face Amount do
                              fective date of the increase. We will send you         not affect the Surrender Charges.
----------------------------------------------------------------------------------------------------------------------------------

----------                                                       ----------
   5778                                                              18
----------                                                       ----------

------------------------------------------------------------------------------------------------------------------------------------
CASH VALUE, CASH              TOTAL SURRENDER
SURRENDER VALUE,
TOTAL SURRENDER, AND          You may surrender this policy for its Cash
PARTIAL WITHDRAWAL            Surrender Value by sending us a written request.
BENEFITS
(continued)                   ------------------------------------------------------------------------------------------------------
                              PARTIAL WITHDRAWAL

                              After the first policy year, you may withdraw part      imum Partial Withdrawal Percent shown on the
                              of your Cash Surrender Value by sending us a            Policy Data Page.
                              written request. We may make a charge for each
                              partial withdrawal, but the charge will not exceed      3.
                              the maximum shown on the Policy Data Page. Partial      Only one partial withdrawal is allowed in any
                              withdrawals are subject to the following limits:        policy year.

                              1.                                                      Unless you specify otherwise, we make partial
                              The amount of any partial withdrawal must be at         withdrawals from the Fixed and Variable
                              least equal to $500.00.                                 Accumulation Values in proportion to the
                                                                                      amount of the Fixed and Variable Accumulation
                              2.                                                      Values, net of Loan Amount.
                              The maximum partial withdrawal equals the Cash
                              Surrender Value multiplied by the Max-                  If you request a partial withdrawal of the en-
                                                                                      tire Cash Surrender Value, we will consider it
                                                                                      a request for Total Surrender

                              ------------------------------------------------------------------------------------------------------
                              THE EFFECT OF PARTIAL WITHDRAWALS

                              The Accumulation Value is reduced by the                Data Page. If more than one Rate Class
                              amount of any partial withdrawal. Partial               applies to the current Face Amount, for the
                              withdrawals from the Fixed Account reduce the           purpose of determining the Cost Of Insurance,
                              amount of the Fixed Accumulation Value.                 the Face Amount will be reduced in the
                              Partial withdrawals from a Sub-account reduce           following order:
                              the Variable Accumulation Value through the
                              surrender of Accumulation Units for the                 1.
                              amount withdrawn.                                       The Face Amount provided by the most recent
                                                                                      Increase;
                              The Death Benefit is reduced by the amount of
                              the withdrawal, or, if the Death Benefit                2.
                              equals the Accumulation Value multiplied by             The next most recent Increases successively;
                              the Corridor Percentage, by an amount equal             and
                              to the Corridor Percentage times the amount
                              of the withdrawal.                                      3.
                                                                                      The Initial Face Amount.
                              If Option A (Level Amount Option) is in
                              effect, the Face Amount will be reduced by              If Death Benefit Option B (Variable Amount
                              the amount of the partial withdrawal. We do             Option) is in effect, a partial withdrawal
                              not allow a withdrawal if the Face Amount               does not affect the Face Amount.
                              after a partial withdrawal would be less than
                              the Minimum Face Amount shown on the Policy             A partial withdrawal may cause the Death
                                                                                      Benefit Guarantee to terminate.
------------------------------------------------------------------------------------------------------------------------------------




--------------                                                    --------------
    86-034                                                              19
--------------                                                    --------------

-----------------------------------------------------------------------------------------------------------------------------------
POLICY LOANS

                              After the first policy year, if this policy             1.
                              has a Loan Value, you may take out a loan               Is the Cash Value;
                              from us by written request. We will not lend
                              you more than the Loan Value.                           2.
                                                                                      Is the existing Loan Amount.
                              The Loan Value is 1 minus 2, (1 - 2), where:
                                                                                      Each loan must be at least $500.
                              -----------------------------------------------------------------------------------------------------
                              EFFECT OF POLICY LOANS

                              We deduct any policy loans from any proceeds.           you specify otherwise, amounts held as
                              A policy loan may reduce the Cash Surrender             security for the loan will come from the
                              Value to the point where the grace period               Fixed Accumulation Value and the Variable
                              goes into effect and we may lapse this                  Accumulation Value in proportion to the
                              policy. A policy loan may cause the Death               amount of the Fixed and Variable Accumulation
                              Benefit Guarantee to terminate.                         Values, net of Loan Amount.

                              We use this policy as security for the loan.            Amounts coming from the Sub-accounts of the
                              When we make a policy loan, an amount equal             Variable Account are transferred to the Fixed
                              to the policy loan will be held within a                Account, reducing the Variable Accumulation
                              segregated portion of your Fixed Accumulation           Value.
                              Value as security for the loan. Unless
                              -----------------------------------------------------------------------------------------------------
                              LOAN INTEREST

                              We charge interest on the Loan Amount at the            The Preferred Loan Amount is calculated on
                              Loan Interest Rate shown on the Policy Data             the date of any loan and on each policy
                              Page. After the tenth policy year, we charge            anniversary thereafter. Policy loan
                              interest on the Preferred Loan Amount at the            repayments received will be applied first to
                              Preferred Loan Interest Rate shown on the               reduce the portion of your policy loan that
                              Policy Data Page. The Preferred Loan Amount             is not the Preferred Loan Amount, and then to
                              is the smaller of the Loan Amount or the                reduce the Preferred Loan Amount.
                              result of 1 minus 2 plus 3, ( 1 - 2 + 3 ),
                              where:                                                  On the date of any policy loan, interest is
                                                                                      due in advance for the remainder of the
                              1.                                                      policy year. On each policy anniversary
                              Is the Accumulation Value;                              thereafter, interest is due in advance for
                                                                                      the next full policy year. Any unpaid
                              2.                                                      interest is added to the Loan Amount, and we
                              Is the sum of all premiums paid; and                    charge interest on it.

                              3.
                              Is the sum of all partial withdrawals.
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

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   5579                                                              20
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

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
POLICY LOANS                  LOAN REPAYMENT
(continued)
                              You may repay all or part of any policy loan            transfer an amount from the Fixed Account to
                              during the lifetime of the Insured.                     each Sub-account of the Variable Account. The
                                                                                      amount we transfer to each Sub-account is 1
                              When you make a loan repayment, you must tell           multiplied by 2, ( 1 x 2 ), where:
                              us that you are making a loan repayment.
                              Otherwise, we may consider any payment we               1.
                              receive to be a premium payment, which will             Is the amount of the loan repayment; and
                              be subject to a Premium Expense Charge, and
                              will not reduce the Loan Amount.                        2.
                                                                                      Is the current proportion used to allocate
                              Loan repayments reduce the Loan Amount. When            premiums to that Sub-account.
                              you make a loan repayment, we will


------------------------------------------------------------------------------------------------------------------------------------

DELAY OF PAYMENT ON
SURRENDER, PARTIAL
WITHDRAWALS AND
LOANS

                              The amount surrendered, withdrawn, or loaned            2.
                              will normally be paid to you within seven               The Securities and Exchange Commission
                              days of:                                                determines that a state of emergency exists.

                              1.                                                      We may delay paying a surrender, partial
                              Receipt of your written request; and                    withdrawal, or loan from the Fixed Account
                                                                                      for up to six months from the date we receive
                              2.                                                      your request. If we delay payment for 10
                              Receipt of your policy, if required.                    working days or more, we pay interest from
                                                                                      the date of the surrender, partial
                              We may delay making the payment when we are             withdrawal, or loan request to the date of
                              not able to determine the Variable                      payment. We pay interest at the same rate we
                              Accumulation Value because:                             are currently paying on proceeds at death.

                              1.
                              The New York Stock Exchange is closed for trading; or

------------------------------------------------------------------------------------------------------------------------------------

BENEFICIARY                   The beneficiary is named to receive the                 described below. You may also choose to name
                              proceeds to be paid at the death of the                 an irrevocable beneficiary. You cannot change
                              Insured. You may name one or more                       an irrevocable beneficiary without his or her
                              beneficiaries on the application. Later, you            consent.
                              may name, add, or change beneficiaries by
                              written request as

                              ------------------------------------------------------------------------------------------------------
                              NAMING, ADDING, OR CHANGING BENEFICIARIES

                              You can name, add, or change beneficiaries by           3.
                              written request if all of these are true.               We have the written consent of all
                                                                                      irrevocable beneficiaries.
                              1.
                              This policy is in force;                                A change will take effect as of the date it
                                                                                      is signed but will not affect any payment we
                              2.                                                      make or action we take before receiving your
                              The Insured is alive; and                               request.

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
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   86-035                                                               21
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

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
PAYMENT OF PROCEEDS           We pay proceeds to a payee. We pay proceeds             2.
                              in one sum, unless a Settlement Option is               The beneficiary, if any, if any proceeds
                              requested and we agree to it. We will also              remain after paying collateral assignees. If
                              use any other method of payment that is                 there is more than one beneficiary, each
                              acceptable to the payee and to us.                      receives an equal share, unless you have
                                                                                      requested another method in writing. To
                              We pay proceeds from a Total Surrender to you.          receive proceeds, a beneficiary must be
                                                                                      living on the 10th day after the death of the
                              We pay death proceeds to:                               Insured; or

                              1.                                                      3.
                              Collateral assignees, up to the amount of the           You, if there are no beneficiaries and if any
                              debt;                                                   proceeds remain after paying collateral
                                                                                      assignees.
                              ------------------------------------------------------------------------------------------------------
                              SETTLEMENT OPTIONS

                              Settlement Options are ways of paying the               Settlement Option Interest Rate shown on the
                              proceeds of this policy. We issue a                     Policy Data Page.
                              supplemental contract for proceeds applied
                              under any option.                                       If the payee dies after we have paid or
                                                                                      credited proceeds, we will pay the proceeds
                              Settlement Options are chosen or withdrawn by           and any unpaid interest in one sum to the
                              making a written agreement with us or by                payee's estate.
                              sending us written notice. Our approval is
                              needed for any option to be chosen or                   OPTION 2
                              withdrawn. Before the death of the Insured,
                              only you can choose or withdraw an option.              We pay the proceeds with interest in equal
                              After the death of the Insured, a beneficiary           installments for the amount you choose at
                              may choose an option depending on prior                 equal intervals until the proceeds and
                              restrictions made by you or a collateral                interest are all paid. The interval you
                              assignee. A change of beneficiary or owner              choose may be one month, three months, six
                              withdraws all chosen options; you must choose           months, or a year. The amount chosen for each
                              again any options you want.                             installment must be such that the total
                                                                                      installments payable in the first 12 months
                              We may refuse to accept an option where less            is at least one year of interest plus 4% of
                              than $2,500 will be applied for each payee.             the total amount of the proceeds. The last
                              In this case, we would pay a payee's proceeds           installment will be for the remaining
                              in one sum. Under an installment option, each           proceeds and interest, and might not be equal
                              payment must be at least $25. If needed, we             to the other installments.
                              may increase the time between payments to
                              three months, six months, or a year to make             We base the interest rate for proceeds
                              each payment at least $25.                              applied under Option 2 on the interest rate
                                                                                      we declare on funds that we consider to be in
                              OPTION 1                                                the same classification based on the option,
                                                                                      restriction on withdrawal, and other factors.
                              The proceeds are left with us to earn                   The interest rate will never be less than the
                              interest. The withdrawal rights, the length             Settlement Option Interest Rate shown on the
                              of time we will hold the proceeds, and any              Policy Data Page.
                              future change of option are subject to our
                              approval.                                               We pay the first installment as of the date
                                                                                      we issue a supplemental contract to pay the
                              We base the interest rate for proceeds                  proceeds.
                              applied under Option 1 on the interest rate
                              we declare on funds that we consider to be in           If a payee dies after we have paid or
                              the same classification based on the option,            credited proceeds, we will pay the remaining
                              restrictions on withdrawal, and other                   payments to any contingent payees. If there
                              factors. The interest rate will never be less           are no contingent payees, we pay to the
                              than the                                                payee's estate any unpaid sum left with us
                                                                                      plus any unpaid interest on that sum.
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
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    5780                                                                22
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

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
PAYMENT OF PROCEEDS           OPTION 3                                                This means that we continue paying the
(continued)                                                                           primary payee, the first person to whom
                              We pay the proceeds in equal installments at            benefits are payable, in equal monthly
                              equal intervals for the number of years you             installments for as long as the primary payee
                              choose. The interval may be one month, three            lives with a number of months certain.
                              months, six months, or a year. Use the Option           Certain means that we make payments for at
                              3 Table to determine the amount of each                 least as long as the period you choose
                              installment. The Option 3 table is shown on             (either 60, 120, 180, or 240 months), no
                              the Policy Data Page. If you ask, we will               matter when the primary payee dies. If the
                              tell you the payment amounts for numbers of             primary payee dies before the certain period
                              years or intervals not shown.                           ends, the remaining payments are payable to
                                                                                      the contingent payee. If there are no
                              We pay the first installment as of the date             contingent payees, we pay to the primary
                              we issue a supplemental contract to pay the             payee's estate the commuted value of any
                              proceeds.                                               unpaid installments remaining in the certain
                                                                                      period. The commuted value will be calculated
                              If a payee dies after we have paid or                   based on interest at the effective annual
                              credited proceeds, we will pay the remaining            rate which we are then using to credit excess
                              payments to any contingent payees. If there             interest on new Option 4 settlements.
                              are no contingent payees, we pay the commuted
                              value of any unpaid installments. The                   We compute the installments using the
                              commuted value will be calculated based on              calendar year in which the proceeds are
                              interest at the effective annual rate which             applied and the sex and age of the payee at
                              we are then using to credit excess interest             that time. We require written proof of the
                              on new Option 3 settlements.                            payee's sex and age. If you ask, we will tell
                                                                                      you payment amounts for this option. The
                              For Option 3 we may credit excess interest.             amounts of the installments are computed
                              Any excess interest we may declare will be              using the Settlement Option Mortality Table
                              based on the interest rate on funds that we             and Settlement Option Interest Rate shown on
                              consider to be in the same classification               the Policy Data Page.
                              based on the option, restrictions on
                              withdrawal, and other factors.                          For Option 4 we may credit excess interest.
                                                                                      Any excess interest we may declare will be
                              OPTION 4                                                based on the interest rate on funds that we
                                                                                      consider to be in the same classification
                              The proceeds are used to provide an annuity             based on the option, restrictions on
                              with 60, 120, 180, or 240 months certain.               withdrawal, and other factors.
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
---------------                                                  ---------------
    86-036                                                             23
---------------                                                  ---------------

 ...................................................................................................................................

SETTLEMENT OPTIONS            OPTION 5                                               Option Mortality Table and Settlement Option
(continued)                                                                          Interest Rate shown on the Policy Data Page.
                              The proceeds are used to provide a "joint and
                              two-thirds to survivor" life income for two            We pay the first installment as of the date
                              payees. We make monthly payments jointly               we issue a supplemental contract to pay the
                              to the two payees as long as they both live.           proceeds.
                              When one payee dies, the other receives
                              two-thirds of the amount of the joint monthly          OPTION 6 (ANNUITY OPTION)
                              payment for life. Payments stop when both
                              payees have died. We compute the payment               The proceeds are used to provide an annuity.
                              amounts using the calendar year in which the           Each annuity installment is 103% of the
                              proceeds are applied and the ages and sexes            payment that we would make if the payee
                              of the payees when the proceeds are applied.           had used the proceeds to buy a similar, non-
                              We require written proof of the ages of the            participating, single premium immediate an-
                              payees. If you ask, we will tell you any of            nuity at our rates on the date the proceeds
                              these amounts. The amounts of the monthly              are applied. We will not apply this option if
                              payments are computed using the Settlement             a similar option would be more favorable to
                                                                                     the payee when proceeds are applied.
 ...................................................................................................................................

                              PROTECTION OF PROCEEDS

                              Unless we agree to it, a payee may not do              4.
                              any of the following:                                  Change the amount of payment;

                              1.                                                     5.
                              Withdraw any part of the proceeds or inter-            Surrender the supplemental contract for cash;
                              est;
                                                                                     6.
                              2.                                                     Borrow against the supplemental contract; or
                              Change the fixed payment intervals or the
                              length of the payment period;                          7.
                                                                                     Assign the supplemental contract.
                              3.
                              Change the settlement option, except if the            A creditor of the payee may not claim any of
                              payee chooses Option 1, 2, or 3, the payee             the proceeds or interest. This provision ap-
                              may change the option and transfer the funds           plies unless altered by federal or state law.
                              that remain to a new option;
 ..................................................................................................................................

                              INTEREST ON PROCEEDS

                              For proceeds payable at the death of the In-           The interest rate will be the current interest
                              sured, if payment of proceeds, or application          rate being credited on the interest only
                              of proceeds to a settlement option is delayed          settlement option (Option 1), but it will never
                              more than 30 days, we will pay interest on             be less than the Settlement Option Interest
                              the proceeds for the time between the death            Rate shown on the Policy Data Page.
                              of the Insured and the earlier of the following:
                                                                                     As of the date of death of the Insured, or date
                              1.                                                     of Total Surrender, the proceeds no longer
                              The date we pay proceeds; or                           earn interest at the rate applied to the Fixed
                                                                                     Account nor do the proceeds participate in
                              2.                                                     the investment experience of the Variable
                              The date we issue a supplemental contract              Account. As of the date a supplemental con-
                              under one of the Settlement Options.                   tract is issued, interest is determined by the
                                                                                     provisions of the supplemental contract.
 ...................................................................................................................................

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    5781                                                                24
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

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CONTROL OF POLICY             OWNERSHIP

                              As owner, you have the rights and duties               8.
                              outlined in this policy. However, we need the          Add a Term Insurance Rider;
                              written consent of all irrevocable beneficiaries
                              and collateral assignees, if you wish to:              9.
                                                                                     Change the Face Amount; or
                              1.
                              Surrender this policy or make a partial with-          10.
                              drawal;                                                Change the Death Benefit Option.

                              2.                                                     We need the written consent of all irrevocable
                              Take out a policy loan;                                beneficiaries, if you wish to:

                              3.                                                     1.
                              Change the policy to paid-up life insurance;           Change a beneficiary;

                              4.                                                     2.
                              Change the owner;                                      Choose or change a Settlement Option; or

                              5.                                                     3.
                              Name or change a contingent owner;                     Assign this policy or any of its benefits as
                                                                                     collateral.
                              6.
                              Add a Children's Insurance Rider;                      Your rights, as outlined in this policy, end at
                                                                                     the death of the Insured.
                              7.
                              Add an Additional Insured Rider;


                              -----------------------------------------------------------------------------------------------------
                              COLLATERAL ASSIGNMENT

                              You may assign the benefits of this policy as          An assignment is not binding on us until we
                              collateral for a debt. This limits your rights         receive written notice of it. We assume no
                              to the Cash Surrender Value and the benefi-            responsibility as to the validity of any as-
                              ciary's rights to the proceeds. A collateral as-       signment. When we pay proceeds, we may
                              signment does not change the owner. A                  rely on what the collateral assignee states as
                              collateral assignee does not have ownership            the debt due.
                              rights.


                              -----------------------------------------------------------------------------------------------------
                              CHANGING OWNERSHIP

                              You can change the owner of this policy by             1.
                              sending us a written request. This is called           Does not change the coverage or the benefi-
                              an absolute assignment. You transfer all your          ciary;
                              rights and duties as owner to a new owner.
                              The new owner can then make any change                 2.
                              the policy allows.                                     Applies only if we receive your request;

                              You can also name a contingent owner who               3.
                              will own this policy at your death. You may            Takes effect from the date signed;
                              name, change, or withdraw a contingent
                              owner by sending us a written request.                 4.
                                                                                     Does not affect any payment we make or
                              An absolute assignment or contingent owner             action we take before receiving your request;
                              request:                                               and

                                                                                     5.
                                                                                     Is not a collateral assignment.
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

---------                                                               --------
 86-037                                                                    25
---------                                                               --------

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GENERAL PROVISIONS            VOTING OF MUTUAL FUND SHARES

                              While this policy is in force, you have the            termine that, because of applicable law or
                              right to instruct us how to vote the mutual            regulation, we do not have to vote the mutual
                              fund shares attributable to this policy. All           fund shares according to the voting in-
                              fund proxy material and forms used to give             structions received.
                              voting instructions will be sent to persons
                              having voting interests.                               If we do not receive timely voting instructions
                                                                                     from you, we will vote the applicable mutual
                              We will vote the mutual fund shares held in            fund shares in proportion to the instructions
                              Sub-accounts according to the instructions             which are received with respect to the other
                              received, as long as:                                  policies providing benefits related to the ap-
                                                                                     plicable Sub-account.
                              1.
                              The Variable Account is registered as a unit           The persons entitled to give voting in-
                              investment trust under the Investment Com-             structions and the number of votes affected
                              pany Act of 1940; and                                  by their instructions will be determined as of
                                                                                     a record date selected by us, not more than
                              2.                                                     90 days before the meeting of the applicable
                              The assets of the Variable Account are allo-           mutual fund.
                              cated to Sub-accounts that are invested in
                              mutual funds shares.                                   This policy does not give you the right to vote
                                                                                     at meetings of our stockholders and/or
                              We may vote the mutual fund shares held in             policyholders.
                              the Sub-accounts at our discretion if we de-

                              ------------------------------------------------------------------------------------------------------

                              SUBSTITUTION OF MUTUAL FUND SHARES

                              We may reserve the right, if permitted by law          account. (If this type of transfer is made, the
                              and subject to the approval of the Super-              term "ReliaStar Life Insurance Company of
                              intendent, to:                                         New York Variable Life Separate Account I"
                                                                                     as used in this policy will then mean the var-
                              1.                                                     iable account to which the assets were trans-
                              Create new variable accounts;                          ferred.);

                              2.                                                     6.
                              Combine variable accounts, including the               Deregister the ReliaStar Life Insurance Com-
                              ReliaStar Life Insurance Company of New                pany of New York Variable Life Separate Ac-
                              York Variable Life Separate Account I;                 count I under the Investment Company Act
                                                                                     of 1940 if registration is no longer required;
                              3.
                              Remove, add, or combine Sub-accounts and               7.
                              make the new Sub-accounts available to you             Make any changes required by the Invest-
                              at our discretion;                                     ment Company Act of 1940;

                              4.                                                     8.
                              Substitute shares of other investment funds            Operate the ReliaStar Life Insurance Com-
                              or series thereof for those of the investment          pany of New York Variable Life Separate Ac-
                              funds and series made available under the              count I as a managed company under the
                              policy;                                                Investment Company Act of 1940 or any
                                                                                     other form permitted by law; and
                              5.
                              Transfer assets of the ReliaStar Life Insur-           9.
                              ance Company of New York Variable Life                 Restrict or eliminate any voting privileges you
                              Separate Account I, which we determine to              or other persons may have as to the ReliaStar
                              be associated with the class of contracts to           Life Insurance Company of New York Vari-
                              which this policy belongs, to another variable         able Life Separate Account I.
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

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   5782                                                              26
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


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
GENERAL PROVISIONS            INCONTESTABILITY
(continued)
                              This policy has a two-year contestable period          If you make a Face Amount Increase or pre-
                              running from the Issue Date shown on the               mium payment which requires proof of
                              Policy Data Page. During this period we                insurability, the corresponding Death Benefit
                              ould ask for information that could lead us            Increase has its own two-year contestable
                              to contesting this policy or refusing to pay its       period measured from the date of the Increase
                              benefits. After this policy has been in force          in Death Benefit.
                              during the lifetime of the Insured for two
                              years from the Issue Date, we cannot claim             If this policy is reinstated, this provision
                              your policy is void or refuse to pay any pro-          will be measured from the date of reinstate-
                              ceeds unless the policy terminated before the          ment.
                              death of the Insured.

                              ------------------------------------------------------------------------------------------------------

                              AGE AND SEX

                              If the Age or Sex of the Insured is misstated,         chase using the current Cost Of Insurance
                              the Death Benefit will be the amount that the          Rate for the correct Age and Sex.
                              most recent Cost Of Insurance would pur-

                              ------------------------------------------------------------------------------------------------------

                              SUICIDE

                              If the Insured commits suicide within two              insurability, the corresponding Death Benefit
                              years of the Issue Date, we do not pay the             increase has its own two-year suicide limita-
                              Death Benefit. Instead, we pay to you the              tion for the proceeds associated with that In-
                              Accumulation Value, plus a refund of all               crease. If the Insured commits suicide within
                              charges made on this policy and any attached           two years of the effective date of the In-
                              riders, minus the Loan Amount.                         crease, we pay the Death Benefit without the
                                                                                     Increase and refund the Cost Of Insurance
                              If you make a Face Amount Increase or pre-             charges made for that Increase.
                              mium payment which requires proof of

                              ------------------------------------------------------------------------------------------------------

                              TERMINATION

                              This policy terminates when any of the fol-            3.
                              lowing occur:                                          You surrender this policy for its full Cash
                                                                                     Surrender Value; or
                              1.
                              No Death Benefit Guarantee is in effect, and           4.
                              the Cash Surrender Value is less than the              This policy is amended according to the
                              Monthly Deduction due and you do not make              Amendment provision of this policy and you
                              the required payment by the end of the grace           do not accept the amendment.
                              period.
                                                                                     If we make a Monthly Deduction from the
                              2.                                                     Accumulation Value after this policy termi-
                              The Insured dies;                                      nates, the deduction is not considered a rein-
                                                                                     statement of the policy or a waiver of the
                                                                                     termination.
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

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    86-038                                                              27
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


------------------------------------------------------------------------------------------------------------------------------------
GENERAL PROVISIONS            CONVERSION RIGHT
(continued)
                              You may, by written request, convert this              transfer is not counted against the limit on
                              policy, without evidence of insurability, to a         the number of transfers in a policy year.
                              policy in which the benefits do not vary with
                              the investment performance of the Variable             If you exercise this conversion right, we will
                              Account. This conversion is done by trans-             automatically credit all future premium pay-
                              ferring all of your Variable Accumulation              ments to the Fixed Account, until you specify
                              Value to your Fixed Accumulation Value. You            a change in allocation. At the time of the
                              must tell use you are exercising your conver-          transfer, there is no effect on the Death Ben-
                              sion rights when requesting the transfer. We           efit, Accumulation Value, Face Amount, net
                              will then waive the transfer charge and that           amount at risk, Rate Class, or Issue Age.

                              ------------------------------------------------------------------------------------------------------

                              ANNUAL STATEMENT

                              Each year we will send you an annual state-            7.
                              ment, free of charge, showing the following:           Death Benefit;

                              1.                                                     8.
                              Face Amount;                                           Loan Amounts;

                              2.                                                     9.
                              Cash Surrender Values;                                 Partial withdrawals;

                              3.                                                     10.
                              Accumulation Values;                                   Transfers; and

                              4.                                                     11.
                              Premiums paid;                                         Charges since the last statement.

                              5.                                                     We will make a charge not to exceed $50 for
                              Planned periodic premiums;                             any additional statements you request.

                              6.
                              Interest credits;

                              ------------------------------------------------------------------------------------------------------

                              PROJECTION REPORT

                              If you ask, we will provide a report projecting        3.
                              future results. The report will be based on            The Accumulation Value at the end of the
                              the following:                                         prior policy year; and

                              1.                                                     4.
                              The Death Benefit Option you specify;                  Any other assumptions specified by you or
                                                                                     us, subject to any limitations imposed by the
                              2.                                                     Securities and Exchange Commission.
                              Planned periodic premiums you specify;
                                                                                     We will make a charge not to exceed $50 for
                                                                                     each Projection Report you request.

                              ------------------------------------------------------------------------------------------------------

                              NONPARTICIPATING

                              This contract does not entitle you to partic-ipate in our surplus.
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

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  5783                                                                     28
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


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GENERAL PROVISIONS            AMENDMENT

                              We may reserve the right to amend this pol-            o  The Code;
                              icy, subject to the approval of the Insurance
                              Department, to include any future changes              o  Internal Revenue Service rulings and
                              relating to the following:                                regulations; and

                              1.                                                     o  Any requirements imposed by the
                              Any Securities and Exchange Commission                    Internal Revenue Service.
                              rulings and regulations;
                                                                                     We will send you a copy of any amendments
                              2.                                                     promptly.
                              This policy's qualification for treatment as a
                              Life Insurance policy under the following:


                              ----------------------------------------------------------------------------------------------------
                              DISCLAIMER

                              We are not liable for any tax or tax penalty           the requirements of the Code, regulations and
                              you owe resulting from failure to comply with          rulings imposed on this policy.


                              ----------------------------------------------------------------------------------------------------
                              LIMITATION ON AMOUNT OF INSURANCE FOR
                              JUVENILE INSURED


                              The total amount of life insurance proceeds            The limitation does not apply to any Acci-
                              payable under this and any other policy be-            dental Death Benefit or any refund of premi-
                              cause of an Insured child's death which oc-            ums. Any amount payable on more than one
                              curs before that child is 14 years and 6               policy will be paid in order of Issue Date.
                              months old will be limited to the amount as
                              determined in 1 or 2 below:                            Any amount of life insurance which exceeds
                                                                                     this limitation under this and any other policy
                              1.                                                     will not be payable. We will terminate any
                              If death occurs before the child is 4 years and        amount of insurance under this policy which
                              and 6 months old, the total amount payable may         exceeds the limitation upon receipt of this
                              not be more than the greater of:                       policy and satisfactory proof that the amount
                                                                                     is in excess of the limitation. The termination
                              a.                                                     will be made upon written request by the
                              $5,000; or                                             owner, or upon the death of the Insured.

                              b.                                                     If we terminate the entire amount of life in-
                              25% of the amount of life insurance in force           surance provided by this policy, we will pay
                              on the date of issue on the life of the appli-         to you the Accumulation Value, plus a refund
                              cant for this policy.                                  of all charges made on this policy and any
                                                                                     attached riders, minus the Loan Amount.
                              2.
                              If death occurs when that child is at least 4          If we terminate a portion of the life insurance
                              years and 6 months old, but before the child           provided by this policy, we will refund the
                              is 14 years and 6 months old, the total                Cost Of Insurance charged for the amount
                              amount payable may not be more than the                terminated.
                              greater of:
                                                                                     We shall not be liable for any refund if pay-
                              a.                                                     ment of any life insurance proceeds is made
                              $10,000; or                                            without having proof that the amount of
                                                                                     those proceeds was in excess of the limita-
                              b. 50% of the amount of life insurance in force        tion.
                              on the date of issue on the life of the appli-
                              cant for this policy.                                  In no event will the amount of insurance pay-
                                                                                     able under this policy be a greater amount than
                                                                                     if this rider was not a part of the policy.
----------------------------------------------------------------------------------------------------------------------------------


---------                                                              ---------
 86-039                                                                    29
---------                                                              ---------

                              TERM RIDER (TR)

                              This rider is a part of the base policy whose number is shown below. The Rider Data is shown on the Policy Data Page. All base policy provisions apply to this rider, unless changed by this rider.


----------------------------------------------------------------------------------------------------------------------------------
BENEFITS                      If we have written proof that the Insured died         The proceeds of this rider are additional
                              while this rider was in force, we will pay the         amounts provided by rider, as referred to in
                              TR Face Amount. The TR Face Amount is                  the base policy.
                              shown on the Policy Data Page.


----------------------------------------------------------------------------------------------------------------------------------
MONTHLY DEDUCTION FOR         The cost of this rider is part of the Monthly          The total monthly cost of this rider equals the
THIS RIDER                    Deduction from Accumulation Value of the               sum of 1 plus 2, (1 + 2), where:
                              base policy. Consequently, the cost of this
                              rider reduces the Cash Value and Loan Value            1.
                              of the base policy.                                    Is the TR Cost Of Insurance;

                                                                                     2.
                                                                                     Is the TR Monthly Amount Charge.


                              ----------------------------------------------------------------------------------------------------
                              TR COST OF INSURANCE

                              We determine the TR Cost Of Insurance on a             1.
                              monthly basis. The TR Cost Of Insurance for            Is the TR Cost Of Insurance Rate as described
                              a policy month is calculated as 1 multiplied           in the TR Cost Of Insurance Rates provision
                              by 2, (1 x 2), where:                                  of this rider;

                                                                                     2.
                                                                                     Is the TR Face Amount at the beginning of
                                                                                     the policy month.


                              ----------------------------------------------------------------------------------------------------
                              TR COST OF INSURANCE RATES

                              The monthly Cost Of Insurance Rate for the             tor, plus any Extra TR Cost Of Insurance
                              TR Face Amount is based on the policy year,            Rates.
                              and the Sex, Age, and Rate Class of the In-
                              sured on the effective date of this rider.             The Table of Monthly Guaranteed Cost Of In-
                                                                                     surance Rates is based on the Commissioners
                              The TR Cost Of Insurance Rates can never be            Standard Ordinary (CSO) Table shown on the
                              greater than the rates shown in the Table of           Policy Data Page. The TR Rate Class Rating
                              Monthly Guaranteed Cost Of Insurance Rates,            Factor and any Extra TR Cost Of Insurance
                              multiplied by the TR Rate Class Rating Fac-            Rates are shown on the Policy Data Page.



----------------------------------------------------------------------------------------------------------------------------------
RELIASTAR                     RELIASTAR LIFE INSURANCE COMPANY                       Executed at our Home Office
                              OF NEW YORK                                            ---------------------------------------------
                                                                                     James R. Gelder                     President
                              1000 Woodbury Road, Suite 102                          ---------------------------------------------
                              P.O. Box 9004                                          /s/ James R. Gelder
                              Woodbury, New York 11797                               ---------------------------------------------
                                                                                     Susan M. Bergen                     Secretary
                                                                                     ---------------------------------------------
                                                                                     /s/ Susan M. Bergen
                                                                                     ---------------------------------------------


----------                                                       ----------
  86-040                                                              1
----------                                                       ----------

----------------------------------------------------------------------------------------------------------------------------------
MONTHLY DEDUCTION FOR         TR MONTHLY AMOUNT CHARGE
THIS RIDER
(continued)                   The TR Monthly Amount Charge is the TR                 The TR Monthly Amount Charge Rate is
                              Monthly Amount Charge Rate times the initial           shown on the Policy Data Page.
                              TR Face Amount.
                                                                                     The TR Monthly Amount Charge is charged
                              The TR Monthly Amount Charge Rate is                   during the Term shown on the Policy Data
                              based on the Sex, Age, and Rate Class of the           Page, beginning on the effective date of this
                              Insured on the effective date of the coverage.         rider. Decreases to the TR Face Amount do
                                                                                     not decrease the TR Monthly Amount Charge.


----------------------------------------------------------------------------------------------------------------------------------
CONVERSION                    This rider may be converted to a new life in-          4.
                              surance policy, without proof of insurability,         We would normally issue a policy with the
                              if all of the following conditions are met:            characteristics required.

                                                                                     To convert this rider, you must apply in writ-
                              1.                                                     ing. Only you may apply to convert this rider.
                              The Insured is alive;                                  If you wish to convert this rider, we may re-
                                                                                     quire that you send us the base policy and
                              2.                                                     this rider so that we can endorse them.
                              This rider is in force;

                              3.
                              The Insured has not reached Age 75; and


                              ----------------------------------------------------------------------------------------------------
                              THE NEW POLICY

                              If this Rider is converted to a new life insur-        the new policy and this rider both be in ef-
                              ance policy, the new policy must have the              fect;
                              following characteristics:
                                                                                     6.
                                                                                     The Rate Class of the new policy will be the
                              1.                                                     most favorable Rate Class which does not
                              The Insured on the new policy must be the              have any requirements which are more re-
                              same as the Insured of the Base Policy;                strictive that the requirements to qualify for
                                                                                     the Rate Class of the Insured on the effective
                              2.                                                     date of this rider.
                              The new policy must be a life insurance pol-
                              icy that does not expire before Age 95;                7.

                              3.                                                     The new policy must be a policy we would
                              The new policy must have level required pre-           normally issue at the time of conversion;
                              miums or flexible premiums;
                                                                                     8.
                              4.                                                     The new policy must not contain any benefits
                              The Face Amount of the new policy cannot               or rights involving a greater aggregate risk,
                              be greater than the TR Face Amount;                    relative to premium, than is insured under
                                                                                     this rider.
                              5.
                              The effective date of the new policy will be
                              the date of the conversion, and at no time will
----------------------------------------------------------------------------------------------------------------------------------


---------                                                              ---------
  5784                                                                     2
---------                                                              ---------

----------------------------------------------------------------------------------------------------------------------------------
EXCHANGE                      In exchange for terminating this rider, you            1.
                              may make an Increase in Face Amount on the             The last Monthly Anniversary Date on or be-
                              base policy, without evidence of insurability.         fore the Rider Expiry Date; or

                              You may make this exchange only if the In-             2.
                              sured is alive and this rider is in force on:          A Monthly Anniversary Date when the Death
                                                                                     Benefit equals the Accumulation Value multi-
                                                                                     plied by the Corridor Percentage.


                              ----------------------------------------------------------------------------------------------------
                              THE INCREASE

                              If you terminate this rider to make an Increase        4.
                              in Face Amount on the base policy without              No additional Surrender Charge will apply to
                              evidence of insurability, then;                        the Increase.

                              1.                                                     5.
                              The effective date of the Increase will be the         The Monthly Amount Charge Rate for the In-
                              date this rider terminates, and at no time will        crease will be based on the Sex, Age and
                              the Increase and this rider both be in effect.         Rate Class of the Insured as of the Rider Ef-
                                                                                     fective Date. The term of the Monthly
                              2.                                                     Amount Charge applied to the Increase will
                              The amount of the Increase cannot be more              be measured from the Rider Effective Date.
                              than the TR Face Amount.
                                                                                     6.
                              3.                                                     The Cost Of Insurance Rates for the Increase
                              The Rate Class for the Increase will be the            will be based on the Sex, Age and Rate Class
                              same as the Rate Class of the Insured on the           of the Insured as of the Rider Effective Date,
                              Rider Effective Date.                                  and the policy years since the Rider Effective
                                                                                     Date.


----------------------------------------------------------------------------------------------------------------------------------
TERMINATION                   This rider ends when the first of the following        6.
                              occurs:                                                You ask us in writing to end this rider.

                              1.                                                     If you ask us in writing to terminate this
                              On the Rider Expiry Date shown on the Policy           rider, we may ask that you return the policy
                              Data Page;                                             and this rider so that we can endorse them.
                                                                                     This rider will end on the first Monthly Anni-
                              2.                                                     versary Date after we receive your written
                              This rider is converted;                               request to end this rider.

                              3.                                                     After this rider ends, we are not liable for it
                              This rider is exchanged;                               benefits, even if we have included the Cost
                                                                                     Of Insurance and Monthly Amount Charges
                              4.                                                     for this rider in the total monthly deduction
                              The base policy terminates;                            for the base policy. We will refund any such
                                                                                     amounts that we deduct after this rider ends.
                              5.
                              The Insured dies; or
----------------------------------------------------------------------------------------------------------------------------------


---------                                                              ---------
 86-041                                                                    3
---------                                                              ---------

----------------------------------------------------------------------------------------------------------------------------------
REINSTATEMENT                 If this rider terminates solely because the            rider when you reinstate the base policy
                              base policy lapses, you can reinstate this             before the Rider Expiry Date.

----------------------------------------------------------------------------------------------------------------------------------
AGE AND SEX                   If the Age or Sex of the Insured is misstated,         purchase using the current TR Cost Of Insur-
                              the TR Face Amount will be the amount that             ance Rate for the correct Age and Sex.
                              the most recent TR Cost Of Insurance would

----------------------------------------------------------------------------------------------------------------------------------
SUICIDE                       The Suicide provision of the base policy ap-           base policy from the Issue Date of the base
                              plies to this rider from the Rider Effective           policy.
                              Date in the same way that it applies to the

----------------------------------------------------------------------------------------------------------------------------------
INCONTESTABILITY              The Incontestability provision of the base             base policy. If this rider is reinstated, this
                              policy applies to this rider from the Rider Ef-        provision will be measured from the rein-
                              fective Date, in the same way that it applies          statement date with respect to statements
                              to the base policy from the Issue Date of the          made in the application for reinstatement.

----------------------------------------------------------------------------------------------------------------------------------
CASH VALUES                   This rider has no Cash Value or Loan Value.
                              This rider does not increase any cash or loan
                              values of the base policy.
----------------------------------------------------------------------------------------------------------------------------------


---------                                                       ---------
  5785                                                              4
---------                                                       ---------

                              ACCIDENTAL DEATH BENEFIT RIDER (ADB)

                              This rider is a part of the base policy whose number is shown below. If not shown below, the Base
                              Policy Number is shown on the Policy Data Page.

------------------------------------------------------------------------------------------------------------------------------------
BASE POLICY NUMBER

------------------------------------------------------------------------------------------------------------------------------------
DEFINITIONS                   THE INSURED                                             The person upon whose life the base policy is
                                                                                      issued.
                              ------------------------------------------------------------------------------------------------------
                              YOU, YOUR                                               The current owner of the base policy.
                              ------------------------------------------------------------------------------------------------------
                              WE, US, OUR                                             ReliaStar Bankers Security Life Insurance
                                                                                      Company at our Home Office in Woodbury, New
                                                                                      York.
                              ------------------------------------------------------------------------------------------------------
                              WRITTEN, IN WRITING                                     A written request or notice, signed and
                                                                                      dated, and received at our Home Office. The
                                                                                      form and content of the request or notice
                                                                                      must be acceptable to us.
                              ------------------------------------------------------------------------------------------------------
                              ACCIDENTAL DEATH                                        Death that is directly caused by accidental
                                                                                      bodily injury. Death must occur within 365
                                                                                      days after the date of this injury.
------------------------------------------------------------------------------------------------------------------------------------
BENEFITS                      We pay the ADB Amount shown on the Policy               2.
                              Data Page to the beneficiary, subject to the            Occurred while the base policy and this rider
                              terms of this rider, when we receive written            were in force.
                              proof that the insured's death:
                                                                                      Any benefit we pay under this rider is in
                              1.                                                      addition to the amount payable under the base
                              Was an Accidental Death as defined above; and           policy.
------------------------------------------------------------------------------------------------------------------------------------
REQUESTED CHANGES IN          After the second policy year, you may request
ADB AMOUNT                    an increase or decrease in your ADB Amount by
                              notifying us in writing.
                              ------------------------------------------------------------------------------------------------------
                              INCREASES

                              Increases in the ADB Amount must be at least            We may require written proof that the insured
                              $5,000. You cannot increase the Face Amount             is still insurable before making an increase.
                              after Age 60.                                           An approved increase goes into effect on the
                                                                                      Monthly Anniversary on or next following the
                                                                                      date of the approval.
                              ------------------------------------------------------------------------------------------------------
                              DECREASES

                              You cannot decrease the ADB Amount below                Changes go into effect on the Monthly
                              $5,000.                                                 Anniversary on or next following the date we
                                                                                      receive you request. At least six months must
                                                                                      elapse between decreases.
------------------------------------------------------------------------------------------------------------------------------------
[RELIASTAR LOGO]              RELIASTAR LIFE INSURANCE COMPANY                        Executed at our Home Office
                              OF NEW YORK                                             ----------------------------------------------
                                                                                      James R. Gelder                   President
                                                                                      ----------------------------------------------
                              1000 Woodbury Road, Suite 102                           /s/ James R. Gelder
                              P.O. Box 9004                                           ----------------------------------------------
                              Woodbury, New York 11797                                Susan M. Bergen                   Secretary
                                                                                      ----------------------------------------------
                                                                                      /s/ Susan M. Bergen
                                                                                      ----------------------------------------------

---------                                                              ---------
 86-052                                                                    1
---------                                                              ---------

------------------------------------------------------------------------------------------------------------------------------------
BENEFITS NOT PROVIDED         We will not pay benefits under this rider               4.
                              when one or more of the following caused or             Suicide;
                              contributed to death:
                                                                                      5.
                              1.                                                      A felony that the insured committed or tried
                              Disease, illness, mental illness, or medical            to commit;
                              or surgical treatment of them;
                                                                                      6.
                              2.                                                      Travel in or descent from any type of
                              Any poison (except for food poisoning),                 aircraft where the insured:
                              including carbon monoxide, was voluntarily
                              taken by the insured;                                   a.
                                                                                      Was a pilot or a crew member;
                              3.
                              Any drug, medication, or sedative not                   b.
                              prescribed by a physician was voluntarily               Was giving or receiving aviation training; or
                              taken by the insured;
                                                                                      c.
                                                                                      Had any duties on the aircraft whether or not
                                                                                      they were related to operating it.
------------------------------------------------------------------------------------------------------------------------------------
COST OF RIDER BENEFITS        The cost of this rider's benefits is in                 1.
                              addition to the cost of the base policy and             Is the ADB Rate as described below; and
                              is included in the Monthly Deduction. The
                              cost of this rider's benefits is 1 multiplied           2.
                              by 2, divided by 1,000 (1 x 2) where:                   Is the ADB Amount at the beginning of the
                                                                                      policy month.
------------------------------------------------------------------------------------------------------------------------------------
ADB RATES                     The ADB Rates are based on the insured's sex,           prior policy anniversary. The ADB Rates are
                              attained age, and Rate Class for this rider             shown on the Policy Data Page. For insureds
                              shown on the Policy Data Page. Attained age             in a Rated Rate Class for this rider, the ADB
                              means the insured's age on the                          Rates will be increased appropriately.
------------------------------------------------------------------------------------------------------------------------------------
TERMINATION                   This rider terminates:                                  4.
                                                                                      When the base policy is in force as paid-up
                              1.                                                      life insurance.
                              On the Rider Expiry Date;
                                                                                      After this rider terminates, we are not
                              2.                                                      liable for its benefits. If we deduct the
                              On the first Monthly Anniversary Date after             cost of this rider's benefits after it
                              we receive your written request to terminate            terminates, it is not considered a
                              this rider. We may ask that you return the              reinstatement of the rider. The deduction
                              policy and this rider so that we can endorse            will be added back to the Accumulation Value
                              them;                                                   of the policy as of the date of the
                                                                                      deduction.
                              3.
                              When the base policy is surrendered or
                              terminates; or
------------------------------------------------------------------------------------------------------------------------------------
GENERAL PROVISIONS            This rider does not increase the Accumulation           rider. The Incontestability provision of the
                              Value, Cash Surrender Value, or Loan Value of           base policy applies to this rider from the
                              the base policy. All base policy provisions             Rider Issue Date, and any increases in ADB
                              apply to this rider, unless changed by the              Amount from the date of the increase.
------------------------------------------------------------------------------------------------------------------------------------

---------                                                              ---------
  5790                                                                     2
---------                                                              ---------

                              Additional Insured Rider (AIR)

                              This rider is a part of the base policy whose
                              number is shown below. If not shown below,
                              the Base Policy Number is shown on the Policy
                              Data Page.
------------------------------------------------------------------------------------------------------------------------------------
RIDER DATA                    BASE POLICY NUMBER

------------------------------------------------------------------------------------------------------------------------------------
DEFINITIONS                   THE ADDITIONAL INSURED                                  The person insured under this rider. The
                                                                                      Additional Insured is shown on the Policy
                                                                                      Data Page.
                              ------------------------------------------------------------------------------------------------------
                              THE INSURED                                             The person insured under the base policy.
                              ------------------------------------------------------------------------------------------------------
                              YOU, YOUR                                               The current owner of the base policy.
                              ------------------------------------------------------------------------------------------------------
                              WE, US, OUR                                             ReliaStar Life Insurance Company of New York
                                                                                      at our Home Office in Woodbury, New York.
                              ------------------------------------------------------------------------------------------------------
                              WRITTEN, IN WRITING                                     A written request or notice, signed and
                                                                                      dated, and received at our Home Office, in a
                                                                                      form we accept. You may get forms for this
                                                                                      purpose from us.
------------------------------------------------------------------------------------------------------------------------------------
BENEFITS                      When we have written proof that the                     der any base policy settlement option. After
                              Additional Insured died while this rider was            the Additional Insured's death, a beneficiary
                              in force, we will pay the AIR Face Amount               may choose to have the proceeds applied under
                              then in force.                                          any base policy settlement option, depending
                                                                                      on any prior restrictions made by you and
                              While the Additional Insured is living, you             agreed to by us.
                              may choose to have the proceeds applied un-
------------------------------------------------------------------------------------------------------------------------------------
BENEFICIARY                   The beneficiary is named to receive the                 4.
                              proceeds to be paid at the Additional                   We have the written consent of all
                              Insured's death. You may name one or more               irrevocable beneficiaries of this rider.
                              beneficiaries on the application. Later, you
                              may name, add or change beneficiaries by                A change of beneficiary will take effect as
                              written request if all of these are true:               of the date it is signed but will not affect
                                                                                      any payment we make or action we take before
                              1.                                                      receiving your notice.
                              The base policy is in force;
                                                                                      When you name, add, or change a beneficiary,
                              2.                                                      we will assume that this applies to the base
                              This rider is in force;                                 policy unless you tell us that it applies to
                                                                                      the Additional Insured Rider. If you assign
                              3.                                                      the benefits of this rider as collateral for
                              The Additional Insured is alive; and                    a debt, this limits the beneficiary's rights
                                                                                      to the proceeds.
------------------------------------------------------------------------------------------------------------------------------------
[RELIASTAR LOGO]              RELIASTAR LIFE INSURANCE COMPANY                        Executed at our Home Office
                              OF NEW YORK                                             ----------------------------------------------
                                                                                      James R. Gelder                   President
                                                                                      ----------------------------------------------
                              1000 Woodbury Road, Suite 102                           /s/ James R. Gelder
                              P.O. Box 9004                                           ----------------------------------------------
                              Woodbury, New York 11797                                Susan M. Bergen                   Secretary
                                                                                      ----------------------------------------------
                                                                                      /s/ Susan M. Bergen
                                                                                      ----------------------------------------------


---------                                                             ----------
 86-053                                                                   1
---------                                                             ----------

------------------------------------------------------------------------------------------------------------------------------------
COST OF INSURANCE AND         The total monthly deduction for this rider              Amount during the Term shown on the Policy
MONTHLY AMOUNT                includes the sum of 1 plus 2, where:                    Data Page. The Term applies to the Initial
CHARGES                                                                               Face Amount from the Policy Date of the
                              1.                                                      policy and to any increases in Face Amount
                              Is the Monthly Amount Charge per $1,000                 from the Effective Date of that increase.
                              (shown on the Policy Data Page) multiplied by
                              the AIR Face Amount divided by $1,000.                  2.
                                                                                      Is the AIR Face Amount times the monthly cost
                              This charge applies to the Initial AIR Face             of insurance rate described below.
                              Amount and to any increases in AIR Face
------------------------------------------------------------------------------------------------------------------------------------
COST OF INSURANCE             The monthly cost of insurance rate is based             tribute past gains. The experience underlying
RATES                         on the Additional Insured's sex, issue age,             the monthly cost of insurance rate will be
                              and Rate Class as shown on the Policy Data              reviewed at regular intervals, no less often
                              Page, and the policy year of the rider. Issue           than every five years.
                              age means age on the Rider Effective Date.
                              Policy years of the rider are measured from             Except for Face Amounts in a rated Rate Class
                              the Rider Effective Date.                               the cost of insurance rates can never be
                                                                                      greater than the rates shown in the Table of
                              Adjustments to the monthly cost of insurance            Monthly Guaranteed Cost of Insurance Rates
                              rate will be by Rate Class and based upon               shown on the Policy Data Page. For those in a
                              changes in future expectations for mortality,           rated Rate Class, the cost of insurance rates
                              persistency, interest, taxes, and expenses.             are calculated by multiplying the rates shown
                              Any changes to the monthly cost of insurance            in the Table of Monthly Guaranteed Cost of
                              rate will be made only prospectively, based             Insurance Rates by the Rate Class Rating
                              on future expectations, in accordance with              Factor shown on the Policy Data Page. The
                              procedures and standards on file with the New           rates may also be increased by any extra cost
                              York Insurance Department. Changes will not             of insurance rates shown on the Policy Data
                              be used to recoup past losses or dis-                   Page.
------------------------------------------------------------------------------------------------------------------------------------
PAYING PROCEEDS               We pay proceeds in the following order:                 method in writing. Unless otherwise
                                                                                      provided, to receive proceeds, a beneficiary
                              1.                                                      must be living on the 10th day after the
                              Collateral assignees, if any, have first                Additional Insured's death; then

                              2.                                                      3.
                              The beneficiary, if any, receives any                   If there are no beneficiaries, you receive
                              proceeds that remain. If there is more than             any proceeds that remain.
                              one beneficiary, each receives an equal
                              share, unless you have requested another
------------------------------------------------------------------------------------------------------------------------------------

---------                                                              ---------
  5788                                                                     2
---------                                                              ---------

------------------------------------------------------------------------------------------------------------------------------------
CONVERSION                    The insurance on the life of the Additional             3.
                              Insured may be converted to a new individual            Before the Additional Insured reaches age 75;
                              life insurance policy without proof of                  and
                              insurability. This rider may be converted
                              only:                                                   4.
                                                                                      While the base policy is in force or within
                              1.                                                      31 days of the insured's death.
                              While the Additional Insured is alive;
                                                                                      Application for conversion must be in
                              2.                                                      writing. Only you may apply. But if the
                              While this rider is in force;                           insured has died, only the Additional Insured
                                                                                      may apply. We may require that you send us
                                                                                      the base policy and this rider so that we can
                                                                                      endorse them.
------------------------------------------------------------------------------------------------------------------------------------
                              THE NEW POLICY

                              The amount of the new policy may be for an              3.
                              amount up to the AIR Face Amount in force at            Have level premiums that are at least equal
                              the time of the conversion. The date of the             to those of the whole life plan we offer that
                              new policy will be the date of the                      has the lowest level premiums;
                              conversion. The new policy, which will be in
                              the same Rate Class as this rider, can be on            4.
                              any of our plans in use at the time of the              Do not participate in our surplus; and
                              conversion that:
                                                                                      5.
                              1.                                                      Do not contain any benefits or rights
                              We would normally issue;                                involving a greater aggregate risk, relative
                                                                                      to premium, than is insured under this
                              2.                                                      policy. However, the new policy may contain a
                              Provide for a level amount of insurance with            disability waiver benefit provision on the
                              level premiums;                                         Additional Insured if you give us written
                                                                                      proof of the Additional Insured's
                                                                                      insurability.
------------------------------------------------------------------------------------------------------------------------------------
TERMINATION                   This rider ends:

                              1.                                                      5.
                              On the Rider Expiry Date shown on the Policy            If you ask us in writing to end this rider.
                              Data Page;                                              In this case, we may ask that you return the
                                                                                      policy and this rider so that we can endorse
                              2.                                                      them. This rider will end on the first
                              If this rider is converted;                             Monthly Anniversary Date after we receive
                                                                                      your written request to end this rider; or
                              3.
                              If the base policy is surrendered or ends,              6.
                              other than at the insured's death;                      If the Cash Surrender Value of the base
                                                                                      policy is used to purchase paid-up insurance.
                              4.
                              31 days after the insured's death. During               After this rider ends, we are not liable for
                              this 31 days we do not charge you for the               its benefits, even if we have included the
                              continued coverage;                                     cost of insurance and monthly amount charges
                                                                                      for this rider in the total monthly deduction
                                                                                      for the base policy. We will refund any such
                                                                                      amounts that we deduct after this rider ends.
------------------------------------------------------------------------------------------------------------------------------------

---------                                                              ---------
 85-270                                                                    3
---------                                                              ---------

------------------------------------------------------------------------------------------------------------------------------------
REINSTATEMENT                 If this rider and the base policy lapse, you            1.
                              can reinstate this rider if:                            Give us proof of insurability for the
                                                                                      Additional Insured; and
                              1.
                              This rider was in effect when the base policy           2.
                              lapsed;                                                 Pay a premium large enough such that the Net
                                                                                      Premium is as large as the sum of the
                              2.                                                      Surrender Charge after reinstatement, plus
                              This rider would otherwise not have expired             the Monthly Deductions for the date of
                              during the time it was lapsed; and                      reinstatement and the following Monthly
                                                                                      Anniversary.
                              3.
                              You reinstate the base policy.                          The base policy may be reinstated without
                                                                                      this rider, in which case proof and payment
                              To reinstate this rider, you must do both of            for this rider are not needed.
                              the following:
------------------------------------------------------------------------------------------------------------------------------------
AGE AND SEX                   If the Additional Insured's age or sex is               purchase using the current cost of insurance
                              misstated, the Death Benefit will be the                rates for the correct age and sex.
                              amount that the most recent cost of insurance
                              would
------------------------------------------------------------------------------------------------------------------------------------
SUICIDE                       The Suicide provision of the base policy is             the base policy also applies in this way to
                              changed to also apply to the Additional                 any increases in the AIR Face Amount for
                              Insured from the Rider Issue Date in the same           which we require evidence of insurability
                              way that it applies to the insured from the             from the effective date of each increase.
                              policy's Issue Date. The Suicide provision of
------------------------------------------------------------------------------------------------------------------------------------
INCONTESTABILITY              This rider has a 2-year contestable period              If you make an increase in the AIR Face
                              running from the Rider Issue Date. During               Amount that requires proof of insurability,
                              this period, we may ask for information that            that increase has its own 2 year contestable
                              could lead to our contesting this rider or              period running from the effective date of the
                              refusing to pay its benefits. After this                increase.
                              rider has been in force during the Additional
                              Insured's lifetime for 2 years from the Rider           If this rider lapses and is then reinstated,
                              Issue Date, we cannot claim this rider is               this provision will be measured from the date
                              void or refuse to pay any benefits with                 of reinstatement.
                              respect to the initial AIR Face Amount unless
                              this rider has lapsed.
------------------------------------------------------------------------------------------------------------------------------------
GENERAL PROVISIONS            This rider does not increase any cash or loan           All base policy provisions apply to this
                              values of the base policy. The monthly                  rider, unless changed by this rider.
                              deductions for this rider decrease the cash
                              value of the base policy.
------------------------------------------------------------------------------------------------------------------------------------

---------                                                              ---------
  5264                                                                     4
---------                                                              ---------

                              INSURED'S COST OF LIVING RIDER

                              This rider is a part of the base policy whose number is shown below. If not shown below, the Base Policy Number is shown on the Policy Data Page.
------------------------------------------------------------------------------------------------------------------------------------
RIDER DATA                    BASE POLICY NUMBER
------------------------------------------------------------------------------------------------------------------------------------
DEFINITIONS                   THE INSURED                                             The person upon whose life the base policy is
                                                                                      issued. The insured is shown on the Policy
                                                                                      Data Page.
                              ------------------------------------------------------------------------------------------------------
                              YOU, YOUR                                               The current owner of the base policy.
                              ------------------------------------------------------------------------------------------------------
                              WE, US, OUR                                             ReliaStar Life Insurance Company of New York
                                                                                      at our Home Office in Woodbury, New York.
                              ------------------------------------------------------------------------------------------------------
                              WRITTEN, IN WRITING                                     A written request or notice, signed and
                                                                                      dated, and received at our Home Office in a
                                                                                      form we accept. You may get forms for this
                                                                                      purpose from us.
                              ------------------------------------------------------------------------------------------------------
                              INCREASE DATE                                           A date on which we make a cost of living
                                                                                      increase according to the terms of this
                                                                                      rider.
                              ------------------------------------------------------------------------------------------------------
                              CPI                                                     The U.S. Consumer Price Index for All Urban
                                                                                      Consumers as published by the U.S. Department
                                                                                      of Labor. We will substitute what we believe
                                                                                      is an appropriate index for the CPI if:

                                                                                      1.
                                                                                      The composition of, base of, or method of
                                                                                      calculating the CPI changes so that, in our
                                                                                      opinion, it is not appropriate for use with
                                                                                      this rider; or

                                                                                      2.
                                                                                      The publication of the CPI is delayed or
                                                                                      ceases.

                                                                                      If required, we will file a detailed
                                                                                      description of any alternate price index with
                                                                                      the Insurance Department of the state where
                                                                                      this rider is delivered.
------------------------------------------------------------------------------------------------------------------------------------
BENEFITS AND MONTHLY          We will increase the Face Amount of the base            the terms of the base policy and will
DEDUCTIONS                    policy on the Increase Dates under the terms            increase the Surrender Charge. We will make
                              of this rider. Cost of living increases are             these cost of living increases without
                              Requested Changes in Face Amount under                  requiring proof of insurability.
------------------------------------------------------------------------------------------------------------------------------------
[RELIASTAR LOGO]              RELIASTAR LIFE INSURANCE COMPANY                        Executed at our Home Office
                              OF NEW YORK                                             ----------------------------------------------
                                                                                      James R. Gelder                   President
                                                                                      ----------------------------------------------
                              1000 Woodbury Road, Suite 102                           /s/ James R. Gelder
                              P.O. Box 9004                                           ----------------------------------------------
                              Woodbury, New York 11797                                Susan M. Bergen                   Secretary
                                                                                      ----------------------------------------------
                                                                                      /s/ Susan M. Bergen
                                                                                      ----------------------------------------------

---------                                                              ---------
 86-054                                                                    1
---------                                                              ---------

------------------------------------------------------------------------------------------------------------------------------------
BENEFITS AND MONTHLY          On each Increase Date, the Monthly Deduction            3.
DEDUCTIONS                    will be increased to account for the                    The Death Benefit Guarantee Charge, if the
(continued)                   following:                                              Death Benefit Guarantee is in effect; and

                              1.                                                      4.
                              The larger cost of insurance;                           The Cost of Waiver Benefits, if a Waiver of
                                                                                      Monthly Deduction Rider is part of the base
                              2.                                                      policy.
                              The Monthly Expense Charge;
------------------------------------------------------------------------------------------------------------------------------------
DETERMINING INCREASE          Increase Dates normally occur every two                 two years after the increase. If this rider
DATES                         years, beginning with the first Monthly                 terminates and is then reinstated, the next
                              Anniversary two years after the Rider Issue             Increase Date after reinstatement is the
                              Date. But, if you increase the Face Amount of           first Monthly Anniversary two years after the
                              the base policy 10% or more, then the next              reinstatement date.
                              Increase Date is the first Monthly
                              Anniversary
------------------------------------------------------------------------------------------------------------------------------------
CALCULATING A COST OF         The Increase Factor is [A divided by B] - 1,            If the Increase Factor is zero or less, we
LIVING INCREASE               where:                                                  make no change. If the Increase Factor is
                                                                                      greater than zero, we multiply it by the
                              A                                                       insured's CPI Increase Base shown on the
                              Is the CPI five months before an Increase               Policy Data Page. We round the result to the
                              Date; and                                               next higher $500. We will not permit an
                                                                                      increase higher than the Maximum Increase
                              B                                                       Amount for the Insured, which is shown on the
                              Is the CPI 29 months before an Increase Date.           Policy Data Page. The Maximum Increase Amount
                                                                                      for the insured is 20% of the insured's CPI
                                                                                      Increase Base, or $50,000, whichever is less.
------------------------------------------------------------------------------------------------------------------------------------
ACCEPTING OR                  We will notify you of the amount of each cost           Age 21, we will not offer you any further
REJECTING AN INCREASE         of living increase at least 30 days before              increases until Age 21. If you do not accept
                              its effective date. If you wish to accept the           the full amount of an increase at that time,
                              increase, you must notify us in writing.                this rider terminates. However, you can
                                                                                      reinstate this rider with proof of
                              If you do not accept the full amount of any             insurability for the insured.
                              cost of living increase before the insured's
------------------------------------------------------------------------------------------------------------------------------------
BENEFITS WHEN                 If the insured becomes eligible for benefits            Date is the next Monthly Anniversary two
MONTHLY DEDUCTIONS            under a waiver of monthly deduction rider,              years after we receive the notice, unless the
ARE WAIVED                    cost of living increases are not available.             rider has otherwise terminated. Future
                              If the insured recovers from the disability             Increase Dates then follow as shown above in
                              and we are notified in writing, the next                "Determining Increase Dates."
                              Increase
------------------------------------------------------------------------------------------------------------------------------------
TERMINATION                   This rider terminates:                                  rider. We may ask you to return the policy
                                                                                      and this rider so that we can endorse them;
                              1.
                              At Age 55;                                              4.
                                                                                      When the policy terminates; or
                              2.
                              On the first Increase Date for which you do             5.
                              not accept the full amount of any cost of               When the base policy is in force as paid-up
                              living increase after Age 21;                           life insurance.

                              3.                                                      After this rider terminates, we will make no
                              On the Monthly Anniversary on or after we               further cost of living increases.
                              receive your written request to terminate
                              this
------------------------------------------------------------------------------------------------------------------------------------
GENERAL PROVISIONS            All base policy provisions apply to this
                              rider, unless changed by this rider.
------------------------------------------------------------------------------------------------------------------------------------


----------                                                            ---------
   5789                                                                   2
----------                                                            ---------


                              TOTAL DISABILITY SPECIFIED PREMIUM RIDER (TDSP)

                              This rider is a part of the base policy whose
                              number is shown below. If not shown below,
                              the Rider Data is shown on the Policy Data
                              Page.
------------------------------------------------------------------------------------------------------------------------------------
RIDER DATA                    BASE POLICY NUMBER
                              RIDER ISSUE DATE
                              RIDER EXPIRY DATE
------------------------------------------------------------------------------------------------------------------------------------
DEFINITIONS                   THE INSURED                                             The person insured under the base policy.
                              ------------------------------------------------------------------------------------------------------
                              YOU, YOUR                                               The current owner of the base policy.
                              ------------------------------------------------------------------------------------------------------
                              WE, US, OUR                                             ReliaStar Life Insurance Company of New York
                                                                                      at our Home Office in Woodbury, New York.
                              ------------------------------------------------------------------------------------------------------
                              WRITTEN, IN WRITING                                     A written request or notice, signed and
                                                                                      dated, and received at our Home Office. The
                                                                                      form and content of the request or notice
                                                                                      must be acceptable to us.
                              ------------------------------------------------------------------------------------------------------
                              MAXIMUM TDSP AGE                                        Maximum Total Disability Specified Premium
                                                                                      Age as shown on the Policy Data Page.
                              ------------------------------------------------------------------------------------------------------
                              WAR                                                     An armed conflict, whether declared or not,
                                                                                      that any country resists.
                              ------------------------------------------------------------------------------------------------------
                              COUNTRY                                                 Any government or group of governments.
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DISABILITY              During the first 24 months of the insured's             Loss means the total and permanent loss of
                              disability, we consider the insured totally             any of the following resulting from injury or
                              disabled if, due to the disability resulting            disease:
                              from injury or disease, the insured is unable
                              to work at his or her regular occupation for            1.
                              remuneration or profit.                                 The sight in both eyes;

                              After the first 24 months of the insured's              2.
                              disability, we consider the insured totally             The use of both hands;
                              disabled if, due to the disability resulting
                              from injury or disease, the insured is unable           3.
                              to work at any job suited to his or her                 The use of both feet; or
                              education, training, and experience for
                              remuneration or profit.                                 4.
                                                                                      The use of one hand and one foot.
                              We also consider the insured totally disabled
                              if the insured has a Specific Loss. Specific            In any case, the insured must be totally
                                                                                      disabled due to sickness or injury.
------------------------------------------------------------------------------------------------------------------------------------
[RELIASTAR LOGO]              RELIASTAR LIFE INSURANCE COMPANY                        Executed at our Home Office
                              OF NEW YORK                                             ----------------------------------------------
                                                                                      James R. Gelder                   President
                                                                                      ----------------------------------------------
                              1000 Woodbury Road, Suite 102                           /s/ James R. Gelder
                              P.O. Box 9004                                           ----------------------------------------------
                              Woodbury, New York 11797                                Susan M. Bergen                   Secretary
                                                                                      ----------------------------------------------
                                                                                      /s/ Susan M. Bergen
                                                                                      ----------------------------------------------

---------                                                             ---------
 86-055                                                                   1
---------                                                             ---------

------------------------------------------------------------------------------------------------------------------------------------
BENEFITS                      If the insured is totally disabled, this                the Internal Revenue Code will be paid to the
                              rider provides a monthly benefit. The monthly           Owner.
                              benefit is that we credit your base policy
                              with the following premium amount:                      Before we will provide the benefits of this
                                                                                      rider, the following must be true:
                              1.
                              If the insured's age is less than the Maximum           1.
                              TDSP Age, as shown on the Policy Data Page,             The base policy must be in force;
                              we credit the greater of a or b, where:
                                                                                      2.
                              a.                                                      This rider must be in force;
                              Is the Monthly Specified Premium, as shown on
                              the Policy Data Page; and                               3.
                                                                                      The insured must be totally disabled; and
                              b.
                              Is the sum of i, plus ii, (i + ii), where:              4.
                                                                                      1, 2, and 3 must be continuously true for 6
                              i.                                                      months.
                              Is the Monthly Deduction of the base policy;
                              and                                                     If the base policy enters the grace period
                                                                                      during this 6-month period, you must pay the
                              ii.                                                     required premium to keep the policy in force.
                              Is any premium expense charges associated               If we approve your claim, we will provide
                              with i.                                                 monthly benefits beginning on the first
                                                                                      monthly anniversary after the date we approve
                              2.                                                      your claim. Upon approval of your claim, we
                              If the insured's age is equal to or greater             will also provide monthly benefits for the
                              than the Maximum TDSP Age, as shown on the              period after the date your disability began
                              Policy Data Page, we credit the sum of a plus           and up to the date we approved your claim.
                              b, (a + b), where:
                                                                                      If this rider and the base policy lapse
                              a.                                                      during the first 6 months of total disability
                              Is the Monthly Deduction of the base policy;            because a premium large enough to cover a
                              and                                                     Monthly Deduction was not paid within the
                                                                                      grace period, you may still be eligible for
                              b.                                                      this rider's benefits if:
                              Is any premium expense charges associated
                              with a.                                                 1.
                                                                                      We are given timely written notice of claim
                              If the insured is totally disabled at or                as defined in the Notice of Claim provision;
                              after Age 5 and before Age 60, the monthly
                              benefit is payable until the base policy ends           2.
                              or is changed to paid-up insurance. If the              The total disability for which claim is made
                              insured becomes totally disabled at or after            began before the date of lapse; and
                              Age 60 but before Age 65, the monthly benefit
                              is payable to Age 65 or for 2 years,                    3.
                              whichever is longer. No benefits will be paid           All other terms of this rider are met.
                              if the insured is not totally disabled.
                                                                                      When the insured is no longer totally
                              We will not provide benefits for total                  disabled, we stop providing the benefits. If
                              disability that starts before Age 5, after              the insured becomes totally disabled again,
                              Age 65, or while this rider is not in force.            we consider it a new period of total
                                                                                      disability. The terms of this rider apply to
                              Any benefit payment which would cause this              the new period separately from any earlier
                              policy to fail to qualify as life insurance             period.
                              under
------------------------------------------------------------------------------------------------------------------------------------

----------                                                           -----------
   5271                                                                   2
----------                                                           -----------

------------------------------------------------------------------------------------------------------------------------------------
COST OF INSURANCE             The cost of insurance for this rider, and the           1.
                              cost of insurance for the base policy, are              Is the Total Disability Specified Premium
                              determined separately, on a monthly basis.              Rate as described below; and
                              The cost of insurance for this rider is 1
                              multiplied by 2; that is, 1 x 2, where:                 2.
                                                                                      Is the Monthly Specified Premium shown on the
                                                                                      Policy Data Page.
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DISABILITY              The Total Disability Specified Premium Rate             a rated total disability rate class, the
SPECIFIED PREMIUM             is based on the insured's sex, attained age,            Total Disability Specified Premium Rates are
RATES                         and rate class for this rider as shown on the           calculated by multiplying the Total
                              Policy Data Page. Attained age means age on             Disability Specified Premium Rates shown on
                              the prior policy anniversary. The Total                 the Policy Data Page by the Total Disability
                              Disability Specified Premium Rates are shown            Rate Class Rating Factor shown on the Policy
                              on the Policy Data Page. For those in                   Data Page.
------------------------------------------------------------------------------------------------------------------------------------
NOTICE OF CLAIM               We require timely written notice of claim               2.
                              before we will provide any future benefits.             While the insured is totally disabled.

                              You must give us timely written notice of               However, your claim may not be invalidated
                              claim:                                                  nor your benefits reduced if you can show
                                                                                      that you provided the written notice as soon
                              1.                                                      as was reasonably possible.
                              While the insured is living; and
------------------------------------------------------------------------------------------------------------------------------------
PHYSICAL EXAMS                We may require written proof of the insured's           We cannot require any exam after the
                              total disability before we will provide any             insured's Age 65. We will stop providing the
                              benefits. This proof may include physical               benefits if you do not give us the proof we
                              exams by doctors we choose. However, for each           ask for. However, your claim may not be
                              period of total disability, we can only                 invalidated nor your benefits reduced if you
                              require one exam a year after we have                   can show that you provided the required proof
                              provided the benefits for 2 consecutive                 as soon as was reasonably possible.
                              years.
------------------------------------------------------------------------------------------------------------------------------------
FACE AMOUNT CHANGES           The Monthly Specified Premium after any Face            Revenue Code. You may not make any other
                              Amount increase must be increased, if                   Monthly Specified Premium changes.
                              necessary, to be greater than or equal to the
                              Minimum Monthly Premium for the policy as               While we are providing benefits under this
                              shown on the Policy Data Page.                          rider, you are limited to making increases in
                                                                                      the Face Amount of the base policy under the
                              The Monthly Specified Premium after any Face            terms of a future purchase option rider if
                              Amount decrease must be reduced, if                     one is attached to the base policy. You may
                              necessary, to be less than or equal to 1/12th           not make any other Face Amount increases
                              of the Guideline Level Premium for the policy           while we are providing the benefits.
                              as defined in Section 7702 of the Internal
------------------------------------------------------------------------------------------------------------------------------------
BENEFITS NOT PROVIDED         This rider will not provide any benefit for             2.
                              either of the following:                                Total disability which commences within two
                                                                                      years of the Rider Issue Date which was the
                              1.                                                      result of bodily injury or sickness first
                              Total disability which was the result of                manifesting itself before this rider is in
                              intentional, self-inflicted injury; or                  force, unless such bodily injury or sickness
                                                                                      is disclosed on the application.
------------------------------------------------------------------------------------------------------------------------------------

---------                                                              ---------
 86-056                                                                    3
---------                                                              ---------

------------------------------------------------------------------------------------------------------------------------------------
TERMINATION                   This rider ends at the earliest of the                  5.
                              following:                                              When the insured reaches Age 65 if we are not
                                                                                      providing benefits due to the disability of
                              1.                                                      the insured.
                              When the base policy becomes in force as
                              paid-up life insurance.                                 6.
                                                                                      When the monthly benefit for this rider ends
                              2.                                                      if we are providing monthly benefits under
                              When the base policy is surrendered or ends.            this rider after Age 65.

                              3.                                                      After this rider ends, we are not liable for
                              At the death of the insured.                            its benefits, even if we deduct the cost of
                                                                                      insurance for this rider after it ends. We
                              4.                                                      will add to the accumulation value any cost
                              If you ask us in writing to end this rider.             of insurance we have deducted for this rider
                              In this case, we may ask that you return the            after it ends.
                              policy and this rider so that we can endorse
                              them. This rider will end on the first                  Termination will not invalidate or diminish
                              Monthly Anniversary Date after we receive               any benefit for which the insured has
                              your written request to end this rider.                 qualified.
------------------------------------------------------------------------------------------------------------------------------------
REINSTATEMENT                 If this rider and the base policy lapse, you            1.
                              can reinstate this rider if:                            Give us proof of insurability for the
                                                                                      insured; and
                              1.
                              This rider was in effect when the base policy           2.
                              lapsed;                                                 Pay a premium large enough such that the Net
                                                                                      Premium is as large as the sum of the
                              2.                                                      Surrender Charge after reinstatement, plus
                              This rider would otherwise not have expired             the Monthly Deductions for the date of
                              during the time it was lapsed; and                      reinstatement and the following Monthly
                                                                                      Anniversary.
                              3.
                              You reinstate the base policy.                          The base policy may be reinstated without
                                                                                      this rider, in which case proof and payment
                              To reinstate this rider you must do both of             for this rider are not needed.
                              the following:
------------------------------------------------------------------------------------------------------------------------------------
GENERAL PROVISIONS            All base policy provisions apply to this                bility Provision of the base policy applies
                              rider, unless changed by this rider. The                to this rider from the Rider Issue Date.
                              Incontesta-
------------------------------------------------------------------------------------------------------------------------------------

---------                                                            ---------
  5272                                                                   4
---------                                                            ---------

                             WAIVER OF MONTHLY DEDUCTION RIDER

                    This rider is a part of the base policy whose number
                            is shown below. If not shown below,
                              the Base Policy Number is shown
                                  on the Policy Data Page.

------------------------------------------------------------------------------------------------------------------------------------
BASE POLICY NUMBER

------------------------------------------------------------------------------------------------------------------------------------
DEFINITIONS            THE INSURED                                              The person insured under the base policy.
                       -------------------------------------------------------------------------------------------------------------
                       YOU, YOUR                                                The current owner of the base policy.
                       -------------------------------------------------------------------------------------------------------------
                       WE, US, OUR                                              ReliaStar Life Insurance Company of New York at our
                                                                                Home Office in Woodbury, New York.
                       -------------------------------------------------------------------------------------------------------------
                       WRITTEN, IN WRITING                                      A written request or notice, signed and dated, and
                                                                                received at our Home Office in a form we accept. The
                                                                                form and content of the request or notice must be
                                                                                acceptable to us.
                       -------------------------------------------------------------------------------------------------------------
                       AGE                                                      The insured's age as of the prior policy anniver-
                                                                                sary; however, if the insured's birthday is a policy
                                                                                anniversary, the insured's age on that birthday.
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DISABILITY       For the first 24 months of the insured's disability,     2.
                       we consider the insured totally disabled if:             The insured has a Specific Loss.

                       1.                                                       Specific Loss means the total and permanent loss of
                       Due to the disability resulting from injury or           any of the following resulting from injury or
                       disease, the insured is unable to work at his or her     disease:
                       regular occupation for remuneration or profit; or
                                                                                1.
                       2.                                                       The sight in both eyes;
                       The insured has a Specific Loss.
                                                                                2.
                       After the first 24 months of the insured's disabi-       The use of both hands;
                       lity, we consider the insured totally disabled if:
                                                                                3.
                       1.                                                       The use of both feet; or
                       Due to the disability resulting from injury or
                       disease, the insured is unable to work at any job        4.
                       suited to his or her education, training, and            The use of one hand and one foot.
                       experience for remuneration or profit; or
                                                                                We consider the insured totally disabled for as long
                                                                                as the Specific Loss lasts.







------------------------------------------------------------------------------------------------------------------------------------
[RELIASTAR LOGO]       RELIASTAR LIFE INSURANCE COMPANY                         Executed at our Home Office
                       OF NEW YORK                                              ----------------------------------------------------
                                                                                James R. Gelder                  President
                       1000 Woodbury Road, Suite 102                            ----------------------------------------------------
                       P.O. Box 9004                                            /s/ James R. Gelder
                       Woodbury, New York 11797                                 ----------------------------------------------------
                                                                                Susan M. Bergen                  Secretary
                                                                                ----------------------------------------------------
                                                                                /s/ Susan M. Bergen
                                                                                ----------------------------------------------------

---------                                                              ---------
 86-057                                                                    1
---------                                                              ---------

------------------------------------------------------------------------------------------------------------------------------------
WAIVER BENEFITS        We will pay the Monthly Deduction for you if the         2.
                       insured becomes totally disabled and meets the           Two years from the date of disability.
                       Conditions for Waiver Benefits. We do not apply the
                       Minimum Premium Requirement for the Death Benefit        When the insured is no longer totally disabled, we
                       Guarantee during the period of total disability.         will stop paying the Monthly Deduction for you. If
                                                                                the Death Benefit Guarantee was in effect when total
                       The length of time we continue the Waiver Benefits       disability began, we apply the Minimum Premium
                       depends on when total disability begins. If the          Requirement for the Death Benefit Guarantee as of
                       insured becomes totally disabled before Age 60, we       the Monthly Anniversary on or next following the
                       will pay the Monthly Deduction for as long as the        date the insured is no longer totally disabled.
                       insured remains totally disabled. If the insured
                       becomes totally disabled after Age 60, we will           If the insured becomes totally disabled again, we
                       continue to pay the Monthly Deduction if the insured     consider it a new period of total disability. The
                       remains totally disabled until the later of:             terms of this rider apply to the new period separa-
                                                                                tely from any earlier period.
                       1.
                       The insured's Age 65; or
------------------------------------------------------------------------------------------------------------------------------------
CONDITIONS FOR WAIVER  To pay Waiver Benefits, we need timely written           If we approve your claim, the Waiver Benefit begins
BENEFITS               Notice of Claim and Proof of Total Disability.           with the Monthly Deduction due on or after the date
                       All of the following conditions must also be met:        the total disability began. Any Monthly Deductions
                                                                                that were deducted from the Accumulation Value of
                       1.                                                       the base policy after the disability began will be
                       The policy and this rider must be in force when the      added back to the Accumulation Value as of the date
                       sickness or injury causing the total disability occurs;  we approve your claim. We credit those Monthly
                                                                                Deductions as Net Premiums without Premium Expense
                       2.                                                       Charges.
                       The policy and this rider must be in force when
                       total disability begins;                                 If this rider and the base policy lapse, you may
                                                                                still qualify for Waiver Benefits if:
                       3.
                       Total disability must begin on or after the              1.
                       insured's Age five and before the insured's Age 65;      We receive timely written Notice of Claim as defined
                                                                                below in the Notice of Claim provision;
                       4.
                       The insured must be continuously totally disabled        2.
                       for at least six months; and                             The total disability for which claim is made began
                                                                                before the date of lapse; and
                       5.
                       You must pay all the required premiums until the end     3.
                       of this six month period.                                All other terms of this rider are met.
                       -------------------------------------------------------------------------------------------------------------
                       Notice of Claim

                       We require timely written Notice of Claim before we      2.
                       will pay any future Monthly Deductions. You must         During the period of total disability.
                       give us timely written Notice:
                                                                                However, your claim may not be invalidated nor your
                       1.                                                       benefits reduced if you can show that you provided
                       While the insured is living; and                         the written Notice as soon as was reasonably
                                                                                possible.
------------------------------------------------------------------------------------------------------------------------------------


     ---------                                               ---------
       5269                                                      2
     ---------                                               ---------

------------------------------------------------------------------------------------------------------------------------------------
CONDITIONS FOR WAIVER  PROOF OF TOTAL DISABILITY
BENEFITS
(continued)            We may require written proof of the insured's total      the insured's Age 65. We will stop paying the
                       disability before we provide Waiver Benefits. This       Monthly Deductions if you do not give us the
                       proof may include physical exams at our expense by       required proof. However, your claim may not be inva-
                       doctors we choose. However, for each period of total     lidated nor your benefits reduced if you can show
                       disability, we can only require one exam a year          that you provided the required proof as soon as was
                       after we have paid the Monthly Deductions for two        reasonably possible.
                       consecutive years. We cannot require any exam after
------------------------------------------------------------------------------------------------------------------------------------
COST OF RIDER BENEFITS The cost of this rider's benefits is in addition to      of the Monthly Deduction which is shown on the
                       the cost for the base policy and is included in the      Policy Data Page.
                       Monthly Deduction. This cost is based on a Percent
------------------------------------------------------------------------------------------------------------------------------------
FACE AMOUNT CHANGES    While the insured is totally disabled and we are         option rider, if any, attached to the base policy.
DURING TOTAL           paying the Monthly Deduction for you, you are            You may not make any adjustments in Face Amount
DISABILITY             limited to making increases in the Face Amount of        while we are paying the Monthly Deduction.
                       the base policy under the terms of a future purchase
------------------------------------------------------------------------------------------------------------------------------------
Death Benefit Option   If the Death Benefit Option in effect at the end of      Benefit under Option A minus the Accumulation Value
                       the first six months of total disability is Option       on the Monthly Anniversary on or next following the
                       A (Level Amount Option), it will be changed to           date we approve your claim. If the Death Benefit
                       Option B (Variable Amount Option) on the first           Option in effect at the end of the first six months
                       Monthly Anniversary Date after we approve your claim.    of the total disability is Option B, we make no
                       In this case, the Face Amount of the base policy is      change. You cannot make changes in Death Benefit
                       decreased on that date so that it equals the Death       Option while the insured is totally disabled.
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TERMINATION            This rider terminates:                                   this rider. We may ask that you return the policy
                                                                                and this rider so that we can endorse them;
                       1.
                       If we are not paying Waiver Benefits, at the insu-       4.
                       red's Age 65;                                            If the base policy is surrendered or terminates; or

                       2.                                                       5.
                       If we are paying Waiver Benefits due to total            When the base policy is in force as paid-up life
                       disability which began after the insured's Age 60,       insurance.
                       the later of:
                                                                                After this rider terminates, we are not liable for
                       a                                                        its benefits. If we deduct the cost of this rider's
                       The insured's Age 65, or                                 benefits after it terminates, it is not considered
                                                                                a reinstatement of this rider. The deduction will be
                       b                                                        added back to the Accumulation Value of the base
                       Two years after the date of disability;                  policy as of the date of the deduction.

                       3.                                                       Termination will not invalidate or diminish any
                       On the Monthly Anniversary on or next following the      benefit for which the insured has qualified.
                       date we receive your written request to terminate
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


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 86-058                                                                    3
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

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REINSTATEMENT          If this rider and the base policy lapse, you can         1.
                       reinstate this rider if:                                 Give us proof of insurability for the insured; and

                       1.                                                       2.
                       You reinstate the base policy;                           Pay a premium large enough such that the Net Premium
                                                                                is as large as the sum of the Surrender Charge after
                       2.                                                       reinstatement, plus the Monthly Deductions for the
                       This rider was in effect when the base policy            date of reinstatement and the following Monthly
                       lapsed; and                                              Anniversary.

                       3.                                                       The base policy may be reinstated without this
                       This rider would otherwise not have terminated           rider, in which case proof and payment for this
                       during the time it was lapsed.                           rider are not needed.

                       To reinstate the base policy and this rider you must
                       do all of the following:
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GENERAL PROVISIONS     All base policy provisions apply to this rider,          Provision of the base policy applies to this rider
                       unless changed by this rider. The Incontestability       from the Rider Issue Date.
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


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


                 FLEXIBLE PREMIUM
                 VARIABLE LIFE
                 INSURANCE POLICY
                 ------------------------------    -----------------------------
                 Variable and/or Fixed             Death Benefit Guarantee
                  Accumulation Values              -----------------------------
                 ------------------------------    Death Benefit Options
                 Flexible Premiums Payable to      -----------------------------
                  Age 100 of the Insured           Nonparticipating
                 ------------------------------    -----------------------------
                 Adjustable Face Amount
                 ------------------------------

--------------------------------------------------------------------------------
                 To make a claim or exercise       Writing directly to us will
                 your  rights  under this policy,  save time and expense. You
                 please write to us at the         do not need to hire any
                 address below and include your    person firm, or corporation
                 policy number.                    unless, because of a
                                                   dispute, you wish to.



[RELIASTAR LOGO] ReliaStar Life Insurance Company
                 of New York

                 ReliaStar Service Center
                 P.O. Box 5011
                 Minot, North Dakota  58702-5011











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     86-025
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